Exhibit 99 (m)


                              AMENDED AND RESTATED
                             SECURED LOAN AGREEMENT
                          dated as of February 3, 2000
                    amended and restated as of June 10, 2002


                                     between


                         U.S. Bank National Association,
         not in its individual capacity except as expressly set forth in this Secured Loan Agreement but as owner trustee,
                                    Borrower


      The Financial Institutions Signatory to this Secured Loan Agreement,
                                     Lenders


                                     - and -


                         The United Bank of Kuwait PLC,
                                      Agent



                  One McDonnell Douglas Model DC-8-73F Aircraft
                         Manufacturer's Serial No. 46133
                          U.S. Registration Mark N961R
                                to be changed to
                        Spanish Registration Mark EC-IGZ




                       Schnader Harrison Segal & Lewis LLP
                                  140 Broadway
                               New York, NY  10005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section  1.     Definitions;  Interpretation     2
-----------     ----------------------------
1.1     Definitions.     2
---     ------------
1.2     Security  Agreement  Definitions.     9
---     ---------------------------------
1.3     Interpretation.     9
---     ---------------
Section  2.     Original  Commitment     10
-----------     --------------------
2.1     Original  Commitment.     10
---     ---------------------
2.2     Advances.     10
---     ---------
2.3     No  Obligation.     10
---     ---------------
2.4     Conditions  Precedent  to  Advances.     10
---     ------------------------------------
2.5     Agent's  Discretion.     11
---     --------------------
2.6     Notes.     11
---     ------
2.7     Security  Documents.     11
---     --------------------
2.8     Deposit/Maintenance  Reserves.     11
---     ------------------------------
2.9     Engine  Replacement.     12
---     --------------------
Section  3.     Conditions  Precedent  to  Amendment  Date     12
-----------     ------------------------------------------
3.1     No  Change  in  Applicable  Law.     12
---     --------------------------------
3.2     No  Default;  No  Event  of  Loss.     12
---     ----------------------------------
3.3     Representations  and  Warranties.     13
---     ---------------------------------
3.4     Financing  Documents.     13
---     ---------------------
3.5     Transaction  Documents.     13
---     -----------------------
3.6     Filings  and  Recordings.     13
---     -------------------------
3.7     Borrower's  Organization  and  Authorization.     13
---     ---------------------------------------------
3.8     Trust  Company's  Organization  and  Authorization.     14
---     ---------------------------------------------------
3.9     Beneficiary's  Organization  and  Authorization.     14
---     ------------------------------------------------
3.10     Opinions  of  Counsel.     14
----     ----------------------
3.11     Title;  Registration;  Airworthiness.     14
----     -------------------------------------
3.12     Lessee's  Financial  Condition.     15
----     -------------------------------
3.13     Additional  Documents.     15
----     ----------------------
Section  4.     Conditions  Precedent  to  Third  Party  Advances     15
-----------     -------------------------------------------------
4.1     No  Change  in  Applicable  Law.     16
---     --------------------------------
4.2     No  Default;  No  Event  of  Loss.     16
---     ----------------------------------
4.3     Representations  and  Warranties.     16
---     ---------------------------------
4.4     Lessee's  Financial  Condition.     16
---     -------------------------------
4.5     Conditions  Subsequent.     16
---     -----------------------
4.6     Advances  Made  to  TTS.     16
---     ------------------------
4.7     Advances  Made  to  AAC.     16
---     ------------------------
4.8     Advances  Made  to  Other  Service  Providers.     17
---     ----------------------------------------------
4.9     Advances  Made  to  Legal  Counsel.     17
---     -----------------------------------
Section  5.     Repayment  and  Prepayment     17
-----------     --------------------------
5.1     Principal.     17
---     ----------
5.2     Interest.     17
---     ---------
5.3     Mandatory  Prepayments.     18
---     -----------------------
5.4     Voluntary  Prepayments.     18
---     -----------------------
5.5     Application  of  Payments.     19
---     --------------------------
5.6     Amortization  Schedule.     19
---     -----------------------
Section  6.     Payments     20
-----------     --------
6.1     Place  and  Manner  of  Payment.     20
---     --------------------------------
6.2     Payments  on  Banking  Day.     20
---     ---------------------------
6.3     No  Offset.     20
---     -----------
Section  7.     Compensation  for  Additional  Costs;  Indemnities     21
-----------     --------------------------------------------------
7.1     Compensation  for  Re-employment  of  Funds.     21
---     --------------------------------------------
7.2     Force  Majeure.     21
---     ---------------
7.3     Illegality.     21
---     -----------
7.4     Additional  Funding  Costs.     22
---     ---------------------------
7.5     General  Tax  Indemnity.     22
---     ------------------------
7.6     Mitigation.     24
---     -----------
7.7     General  Indemnity.     24
---     -------------------
Section  8.     Borrower's  Representations  and  Warranties     25
-----------     --------------------------------------------
8.1     Organization;  Power.     25
---     ---------------------
8.2     Citizenship.     25
---     ------------
8.3     Trust  Authority.     25
---     -----------------
8.4     Consents.     26
---     ---------
8.5     Enforceable  Agreement.     26
---     -----------------------
8.6     Compliance  with  Applicable  Law.     26
---     ----------------------------------
8.7     Litigation.     26
---     -----------
8.8     No  Taxes.     26
---     ----------
8.9     No  Stamp  Taxes.     26
---     -----------------
8.10     Title  to  Collateral.     26
----     ----------------------
8.11     No  Liens.     27
----     ----------
8.12     No  Default.     27
----     ------------
8.13     Material  Disclosure.     27
----     ---------------------
8.14     Principal  Place  of  Business.     27
----     -------------------------------
8.15     Trade  Names.     27
----     -------------
8.16     No  Duty  to  Investigate.     27
----     --------------------------
8.17     Trust  Agreement.     28
----     -----------------
8.18     Transaction  Documents.     28
----     -----------------------
Section  9.     Trust  Company's  Representations  and  Warranties     28
-----------     --------------------------------------------------
9.1     Organization;  Power.     28
---     ---------------------
9.2     Citizenship;  Permits.     28
---     ----------------------
9.3     Corporate  Authority.     29
---     ---------------------
9.4     Consents.     29
---     ---------
9.5     Enforceable  Agreement.     29
---     -----------------------
9.6     Compliance  with  Applicable  Law.     29
---     ----------------------------------
9.7     Principal  Place  of  Business.     29
---     -------------------------------
9.8     No  Duty  to  Investigate.     29
---     --------------------------
9.9     Trust  Agreement.     30
---     -----------------
Section  10.     General  Covenants  of  Borrower     30
------------     --------------------------------
10.1     Notice  of  Default.     30
----     --------------------
10.2     Preservation  of  Trust  Existence.     30
----     -----------------------------------
10.3     Obtain  Approvals.     30
----     ------------------
10.4     Inspections.     31
----     ------------
10.5     Taxes.     31
----     ------
10.6     Notice  of  Litigation.     31
----     -----------------------
10.7     Further  Assurances.     31
----     --------------------
10.8     Special  Purpose  Covenants;  Negative  Pledges.     31
----     ------------------------------------------------
10.9     Transaction  Documents.     32
----     -----------------------
10.10     Liens          32
-----     ------
10.11     Conditions  Subsequent/Lease  Signing  Date.     32
-----     --------------------------------------------
10.12     Conditions  Subsequent/Delivery  Date.     32
-----     --------------------------------------
Section  11.     Covenants  Relating  to  Equipment     33
------------     ----------------------------------
11.1     Registration  of  Airframe;  No  Sale.     33
----     --------------------------------------
11.2     Recording.     33
----     ----------
11.3     Information.     34
----     ------------
11.4     Operation  of  Equipment.     35
----     -------------------------
11.5     Inspection.     35
----     -----------
11.6     Records.     36
----     --------
11.7     Storage  of  Equipment.     36
----     -----------------------
11.8     Transfers  of  Possession.     36
----     --------------------------
11.9     Insurances.     36
----     -----------
11.10     Insignia.     38
-----     ---------
11.11     Remarketing  Before  Lease  Expiration.     39
-----     ---------------------------------------
Section  12.     Events  of  Default     39
------------     -------------------
12.1     Events  of  Default.     39
----     --------------------
12.2     Acceleration.     41
----     -------------
12.3     Effect  of  Bankruptcy  Stay.     42
----     -----------------------------
Section  13.     Fees  And  Expenses     42
------------     -------------------
13.1     Transaction  Expenses.     42
----     ----------------------
13.2     Fees.     42
----     -----
13.3     Contingent  Interest.     42
----     ---------------------
Section  14.     The  Agent     44
------------     ----------
14.1     Appointment,  Powers  and  Immunities.     44
----     --------------------------------------
14.2     Actions  by  Agent;  Reliance.     44
----     ------------------------------
14.3     Events  of  Default.     45
----     --------------------
14.4     Indemnification  of  Agent.     45
----     ---------------------------
14.5     Non-Reliance  on  Agent  and  other  Lenders.     45
----     ---------------------------------------------
14.6     Failure  to  Act.     46
----     -----------------
14.7     Resignation  or  Removal  of  Agent.     46
----     ------------------------------------
14.8     Disbursements  of  Payments.     46
----     ----------------------------
14.9     Sharing  of  Collateral  and  Payments.     47
----     ---------------------------------------
Section  15.     Certain  Matters  Concerning  the  Lenders     47
------------     ------------------------------------------
15.1     Pro  Rata  Treatment  Among  Lenders.     47
----     -------------------------------------
15.2     Sharing  of  Payments  and  Set-Off  Among  Lenders.     47
----     ----------------------------------------------------
15.3     Several  Obligations.     48
----     ---------------------
Section  16.     Registration  and  Transfer  of  Notes     48
------------     --------------------------------------
16.1     Registration,  Transfer  and  Exchange  of  Notes.     48
----     --------------------------------------------------
16.2     Mutilated,  Destroyed,  Lost  or  Stolen  Notes.     48
----     ------------------------------------------------
16.3     Transferability  of  Note.     49
----     --------------------------
16.4     Validity  of  Substituted  Note.     49
----     --------------------------------
16.5     Cancellation  of  Notes.     49
----     ------------------------
Section  17.     Miscellaneous  Provisions     49
------------     -------------------------
17.1     Modifications,  Consents  and  Waivers;  Entire  Agreement.     49
----     -----------------------------------------------------------
17.2     Notices.     50
----     --------
17.3     Entire  Agreement;  No  Oral  Change.     52
----     -------------------------------------
17.4     Governing  Law;  Jurisdiction  and  Venue.     52
----     ------------------------------------------
17.5     Usury.     52
----     ------
17.6     No  Broker.     53
----     -----------
17.7     Survival.     53
----     ---------
17.8     Waiver  of  Jury.     53
----     -----------------
17.9     Assignment,  Successors  and  Assigns.     53
----     --------------------------------------
17.10     No  Third  Party  Beneficiaries.     54
-----     --------------------------------
17.11     Captions  and  Section  Headings;  Construction.     54
-----     ------------------------------------------------
17.12     Severability.     54
-----     -------------
17.13     Time  of  the  Essence.     54
-----     -----------------------
17.14     Counterparts.     54
-----     -------------
17.15     Waiver  of  Relief  from  Bankruptcy  Code  Stay.     54
-----     -------------------------------------------------
17.16     Representations  by  Borrower  in  Trust  Capacity.     55
-----     ---------------------------------------------------
17.17     No  Recourse  to  Beneficiary  or  Managing  Trustee.     55
-----     -----------------------------------------------------

                              AMENDED AND RESTATED
                             SECURED LOAN AGREEMENT


     This AMENDED AND RESTATED SECURED LOAN AGREEMENT is made as of February 3, 2000, and amended and restated as of June 10, 2002 (this "Agreement"), between U.S. Bank National Association, a national banking association (in its individual capacity, the "Trust Company"), not in its individual capacity except as the Trust Company when so expressly set forth in this Agreement, but as owner trustee of the trust created pursuant to the Trust Agreement (in such trust capacity, the "Borrower"), the financial institutions that have executed a signature page to this Agreement (collectively or individually, the "Original Lenders") and The United Bank of Kuwait PLC, as agent for the Lenders (in such capacity, "Agent").

RECITALS:
--------

     (1) Pursuant to the Secured Loan Agreement dated as of February 3, 2000 (the "Original Loan Agreement") between Borrower, Agent and the Lenders, the Agent and Lenders provided financing to the Borrower with respect to the Equipment.

(2) The Equipment was subject to a lease agreement (the "Prior Lease") with Wilton Aircraft Corporation.

(3) Pursuant to the Early Termination Agreement, the Prior Lease has been terminated and the Emery Payments and the Final Basic Rent Payment have been paid to Agent.

(4) Pursuant to the Administration Agreement dated April 23, 2002, Agent and Borrower have agreed to terms pursuant to which the Emery Payments may be disbursed.

(5) Concurrent with the execution hereof, the Administration Agreement is terminated and the Emery Payments and the Final Basic Rent Payment shall be applied as provided in this Agreement by Agent and Agent and Lenders agree to make the Maximum Additional Advances subject to and in accordance with the terms hereof.

(6) Beneficiary has entered into the Lease LOI with Cygnus Air S.A. ("Lessee") with respect to the lease of the Equipment by Lessee.

(7) Subject to the provisions of this Agreement, Agent and Lenders have agreed to make the Maximum Additional Advance available to the Borrower, the proceeds of which will be used, among other things, to prepare the Aircraft for delivery to the Lessee, to remarket the Aircraft and to pay for certain additional costs of the Agent and Borrower.

(8) Borrower, Agent and Lenders desire to amend and restate the Original Loan Agreement, to provide for the Maximum Additional Advance and to amend certain other terms of the Original Loan Agreement.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are acknowledged, Borrower, Lenders and Agent agree as follows:

     Definitions;  Interpretation
     Definitions.
In this Agreement the following words and expressions shall have the indicated meanings:
     "AAC"  means  American  Aircraft  Consulting.

"AAC Agreement" means the Engagement Letter dated as of April 26, 2002 between Borrower and AAC.

"Additional  Lender"  means  any  one  Lender  other  than  the  Agent.

     "Administration Agreement" means the Administration Agreement dated as of April 23, 2002 between Borrower and Agent.

"Advance" or "Advances" means any or both of the following: (i) the Third Party Advances and (ii) Agent Advances.

"Advance  Date"  means  any  Banking  Day on which an Advance is made hereunder.

"Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Agent Advances" means the amount to be advanced by Agent and Lenders pursuant to the terms hereof to pay for the Agent Expenses.

"Agent Expenses" means (i) Legal Expenses incurred by Agent, (ii) the Breakage Cost and other costs permitted in this Agreement.

"Amendment  Date"  means  the  date  of this Agreement, as amended and restated.

"Banking Day" means (i) in the context of the advance of the Loan on the Closing Date or any Advance Date, a day on which foreign exchange markets in London, England, Madrid, Spain and banking institutions in New York City, New York are open for the transaction of the business required for the Lenders to fund and advance the Maximum Commitment or the Advances and (ii) in any other context under the Financing Documents, including the payment of interest or principal, a day on which banking institutions in New York City, New York are open for the transaction of business.

     "Base Rate" means (i) for the period from the Closing Date through and including the Break Date, 7.45% and (ii) for the period from the Break Date through and including the Maturity Date, with respect to each Interest Period, the USD-LIBOR-BBA rate for such Interest Period that appears on Telerate Page 3750 at or about 11:00 a.m. London time on the Interest Rate Determination Date (as hereinafter defined). If no such quotation appears, the "Base Rate" shall be the rate per annum determined by Agent to be the average (rounded to the fourth decimal place) of the rates at which Dollar deposits are offered for the relevant Interest Period by the Reference Banks to banks in the London Interbank Market at or about 11:00 a.m. London time on the Interest Rate Determination Date. If no such deposits are offered to Agent on such date and, as a result, Agent is unable to determine the "Base Rate" in accordance with the foregoing procedure set forth in subparagraph (ii), then Borrower and Agent shall in good faith attempt to agree upon a substitute basis for determining the "Base Rate"; but in the event Borrower and Agent are unable to agree upon a substitute basis within three Business Days, then to the extent the Advances have not been made, no Lender shall have any obligation to advance any Advance and to the extent any portion of the Maximum Commitment has been made, Borrower shall upon the demand of Agent repay the full principal balance then due in respect of the Loan together with all unpaid interest thereon and all other sums payable under the Financing Documents. The "Interest Rate Determination Date" shall be the date which is two (2) Banking Days prior to the Break Date and for each subsequent Interest Period, the date which is two (2) Banking Days prior to the expiration of the then current Interest Period.

     "Beneficial Interest Security Agreement" means the Beneficial Interest Security Agreement dated the Closing Date between Beneficiary, Borrower and Agent.

     "Beneficiary"  means  AFG  Investment  Trust  D, a Delaware business trust.

     "Break  Date"  means  the  earlier of (i) July 2, 2002 or (ii) the Delivery
Date.

"Breakage Cost" means the amount paid or payable by Agent as fixed rate payor pursuant to the swap agreement entered into by Agent in respect of the Original Commitment arising out of early termination of such swap agreement.

"Closing  Date"  means  February  3,  2000.

"Commitment Period" means the period commencing on the Closing Date and ending on the earliest of (i) the Maturity Date, (ii) the date on which the Loan becomes repayable and is repaid in full together with all fees and sums which may become payable under the Financing Documents, (iii) the date on which the Maximum Commitment for the Loan is terminated in accordance with Section 12.2, or (iv) the date on which the Loan is prepaid in full and the Maximum Commitment for the Loan is terminated under the provisions of Section 5.3 or 5.4 or any other provision of this Agreement.

"Confirmation" means the Confirmation dated the Amendment Date as to the Beneficial Interest Security Agreement as executed by Beneficiary and Borrower and delivered to Agent.

     "Contingent  Interest"  shall  have  the meaning set forth in Section 13.3.

"Debt" means , at any date, with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person under leases which are capitalized for financial reporting purposes, (v) all indebtedness secured by a Lien on any asset of such Person, whether or not such Person has assumed or is otherwise liable for such indebtedness, and (vi) all Debt of others guaranteed in any manner directly or indirectly by such Person (or in effect guaranteed indirectly by such Person through an agreement intended to have the effect of enabling an obligor other than such Person to satisfy Debt or to assure the holder of Debt of such obligor against loss, whether through an obligation of such Person to purchase property or services or to maintain such obligor's financial condition or otherwise); provided, that notwithstanding the foregoing, Debt shall not in any event include any indebtedness or obligations which are non-recourse to such Person.

     "Delivery  Date"  means  the  Delivery  Date  as  defined  in  the  Lease.

"Deposit"  has  the  meaning  set  forth  in  the  Lease.

"Dollars" or "$" means the legal currency at any relevant time of the United States of America.

     "Early Termination Agreement" means the Early Termination Agreement dated as of April 16, 2002 between Borrower and Prior Lessee, as consented to by Agent.

"Emery  Payments"  means  the  amount  of  $1,265,000.

"Event  of  Default"  has  the  meaning  given  such  term  in  Section  12.1.

     "Fee Letter" means the letter agreement, dated the Closing Date, between Agent and Borrower setting forth certain fees payable by Borrower to Agent.

     "Final Basic Rent Payment" means the final payment of basic rent under the Prior Lease paid to Agent by Prior Lessee in the amount of $566,084.45.

"Financing Documents" means, collectively, the Beneficial Interest Security Agreement, the Security Agreement, the Fee Letter, this Agreement, the Notes, the Lease, the Lease Assignment, the Confirmation, and every other agreement, instrument or certificate to which Borrower, Trust Company or Beneficiary is a party or delivered by Borrower, Trust Company or Beneficiary to Agent or any Lender in connection with the transactions contemplated by this Agreement.

"First Principal Repayment" means an amount equal to the Final Basic Rent Payment less Outstanding Interest.

     "Indemnified  Taxes"  has the meaning given to such term in Section 7.5(a).

     "Indemnitees" means, collectively, Agent, each Lender, their respective successors and assigns and their respective officers, directors, agents, employees and shareholders.

     "Insurances" means the insurance coverage and policies required by Section 11.9.

     "Interest Period" means (i) the period from the Closing Date until the first Payment Date, (ii) for the period of time from the first Payment Date through and including the Break Date, each six-month Payment Period, provided the last such period shall end on the Break Date; and (iii) for the period of time from the Break Date until the Maturity Date, each one month period; provided, that the last Interest Period shall not extend beyond the Maturity Date.

     "Interest Rate" means an amount equal to the Base Rate, for each applicable Interest Period, plus for (i) the period of time from the Closing Date through and including the Delivery Date, 2.5%, and (ii) the period of time from the Delivery Date through and including the Maturity Date, 3.5%.

     "Lease"means the lease agreement entered into or to be entered into by Borrower, as lessor and Lessee, with the prior written consent of the Agent.

"Lease Assignment" means the Assignment, Consent and Agreement (46133), dated the date of the Lease, among Borrower, Agent and Lessee.

"Lease Default" means a Lease Event of Default or an event that, with the giving of notice, the passage of time or both, would constitute a Lease Event of Default.

     "Lease Event of Default" means an "Event of Default" (as such term is defined in the Lease).

     "Lease LOI" means collectively, (i) the Operating Lease Proposal dated March 14, 2002 between Borrower and Lessee and (ii) the Agreement dated April 26, 2002 between Borrower and Lessee.

"Lease Return Fee" means the lease termination fee payable to Sigma in respect of the Prior Lease in the amount of $50,000, payable on the Delivery Date.

"Lease  Signing  Date"  means  the  date  on  which  the  Lease  is  executed.

"Legal Counsel" means Special FAA Counsel, Special Spanish Counsel, Schnader Harrison Segal & Lewis LLP, Fafinski Mark & Johnson, P.A. ("FMJ"), and Dorsey and Whitney LLP.

"Legal Expenses" means the legal fees, costs and expenses incurred by Agent, Lender and/or Borrower in connection with the negotiation of the Early Termination Agreement, this Agreement and the Lease and all documents executed in connection therewith or contemplated thereby and the legal costs incurred by Agent, Lender and/or Borrower in connection with the protection, preservation and enforcement of Agent's rights under the Original Loan Agreement and Prior Lease and all documents executed in connection therewith or contemplated thereby less the $15,000 reimbursement for legal fees of Schnader Harrison Segal & Lewis LLP received by Agent as part of the Emery Payments.

"Lenders" means the Original Lenders as well as their successors and assigns in accordance with Section 17.9.

     "Lessee"  means  Cygnus  Air,  S.A.

"Loan" means the aggregate principal amount outstanding from time to time and due to the Lenders under this Agreement and the Notes.

     "Loan  Commencement  Date"  means  February  3,  2000.

     "Maintenance  Program"  has  the  meaning  set  forth  in  the  Lease.

"Maintenance  Reserves"  has  the  meaning  set  forth  in  the  Lease.

     "Majority Lenders" means, as of any date of determination, Lenders holding more than 66b% of the aggregate principal amount of the Notes outstanding on such date; provided, that (i) at any time a Default has occurred and is continuing, for purposes of directing actions Agent shall take with respect to such Default, "Majority Lenders" shall mean Lenders holding at least 50.0% of the aggregate principal amount of the Notes outstanding on such date, and (ii) for purposes of this definition, Notes held by Borrower, Beneficiary or any Affiliate of Borrower or Beneficiary shall not be included.

     "Maturity Date" means the earlier of (x) (i) 48 months from the Delivery Date or (ii) the date on which the Lease is terminated or expires or (y) the last day of the Commitment Period.

"Maximum Additional Advance" means an amount equal to the Maximum Commitment less the Outstanding Principal Balance less the Outstanding Interest plus the Final Basic Rent Payment.

     "Maximum  Commitment"  means  an  amount  not  to  exceed  $5,873,586.

"New  Lease  Fee"  means  $2,400  payable  per  month  to  Sigma.

"Notes" means the Amended and Restated Promissory Note dated the Amendment Date in the principal amount of the Maximum Commitment, subject to adjustment as provided therein.

     "Original  Commitment"  means  the  sum  of  $6,091,738.41

"Original Loan Agreement" means the Secured Loan Agreement dated as of February 3, 2000 between Agent, Lenders and Borrower.

"Outstanding Interest" means the amount of interest due and payable with respect to the Outstanding Principal Balance for the period of time from January 2, 2002 through and including the Break Date.

"Outstanding  Principal  Balance"  means  $4,914,670.34.

"Overdue Rate" means at any time an annual rate of interest equal to the "prime rate" as then announced by Chase Manhattan Bank N.A. at its principal lending office in New York, New York plus 4.50%.

     "Payment Date" means (i) for the period of time from the Closing Date until the Delivery Date, the second day of each January and July occurring during the Commitment Period, provided, however, the last Payment Date during such period shall be the Break Date and (ii) for the period of time from the Delivery Date and until the Maturity Date, the Delivery Date and each consecutive monthly anniversary of the Delivery Date thereafter; provided, that if any such day is not a Banking Day, the "Payment Date" during such calendar month shall be on the immediately succeeding Banking Day.

     "Payment Period" means the period commencing on and including the Loan Commencement Date or a Payment Date and ending on and including the day before the next succeeding Payment Date.

     "Prepayment  Date"  has  the  meaning  given  such  term  in  Section  5.4.

     "Prepayment  Notice"  has  the  meaning  given  such  term  in Section 5.4.

     "Prior  Lessee"  means  Wilton  Aircraft  Corporation.

"Refinancing  Fee"  has  the  meaning  set  forth  in  Section  13.2  hereof.

"Security Agreement" means the Amended and Restated Aircraft Security Agreement, dated the Closing Date and amended and restated on the Amendment Date, between Borrower and Agent, pursuant to which, among other things, Borrower grants to Agent a security interest in the Equipment and Transaction Documents for the benefit of Lenders.

     "Security Documents" means the Security Agreement, the Beneficial Interest Security Agreement and the Lease Assignment.

     "Service Providers" means any third parties approved by Agent, other than TTS, AAC or Legal Counsel, which provide services or incur costs and expenses in connection with the transactions contemplated by this Agreement, the Lease and the preparation of the Aircraft for delivery to Lessee.

"Sigma"  means  Sigma  Aircraft  Management,  LLC.

"Special  FAA  Counsel"  means  Daugherty,  Fowler,  Peregrin  &  Haught,  P.C.

"Special  Spanish  Counsel"  means  Uria  &  Menendez.

     "Subsidiary" means, as to Borrower, any Person in which Borrower or one or more of its Subsidiaries own sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than 50% interest in the profits or capital thereof is owned by Borrower or one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of Borrower or one or more of its Subsidiaries).

     "Taxes" means any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Body, or any interest or penalties incurred in connection with such assessments.

     "Technical Work Costs" means the costs incurred by Borrower and third parties in preparing the Aircraft for delivery to the Lessee.

"Third Party Advances" means the amount to be advanced by Lenders pursuant to the terms hereof to pay for the Technical Work Costs, Legal Expenses and Lease Return Fee.

"Transaction Documents" means, collectively, the Lease, the TTS Agreement, the AAC Agreement, the Purchase Documents and the Lease LOI.

     "Trust Estate" has the meaning given such term in the Beneficial Interest Security Agreement.

"TTS"  means  Tennessee  Technical  Services,  LLC.

"TTS Agreement" means the Aircraft Maintenance and Service Agreement dated as of April 26, 2002 between TTS and Borrower.

     Security  Agreement  Definitions.
     --------------------------------
Capitalized terms used but not defined in this Agreement and defined in the Security Agreement have the meaning given to such terms in the Security Agreement.
     Interpretation.
     --------------
     (a) All terms used in Article 9 of the UCC and not specifically defined in this Agreement are used in this Agreement as defined in Article 9 of the
UCC as in effect on the date hereof, as the same may hereafter be amended or interpreted.
     Unless otherwise indicated, any law, statute, treaty or ordinance defined or referred to in this Agreement means or refers to such law, statute, treaty or ordinance as amended from time to time, any successor or replacement law, statute, treaty or ordinance as amended from time to time, and the rules and regulations promulgated from time to time under such law, statute, treaty or ordinance.
     Unless otherwise indicated, any agreement defined or referred to in this Agreement means or refers to such agreement as amended, modified or supplemented from time to time or as the terms of such agreement are waived or modified, in each case in accordance with its terms and as permitted under the Financing Documents.
     Terms defined in this Agreement in the singular include the plural of such terms, and terms defined in this Agreement in the plural include the singular of such  terms.
     The term "including", when used in this Agreement, means "including without limitation" and "including but not limited to".
     Unless otherwise indicated, any reference to a specific "section", "clause", "schedule" or "exhibit" refers to such section, clause, schedule or exhibit of this Agreement.
     Original  Commitment
     Original  Commitment.
     --------------------
The Original Commitment was made available to Borrower on the Closing Date subject to the terms of the Original Loan Agreement.
     Advances.
     --------
Subject always to the terms and conditions of this Agreement, Lender hereby agrees with the Borrower that on each Advance Date, the Agent, on behalf of each Lender, will upon written request of Borrower, Beneficiary or the applicable third party make (i) the Third Party Advances available on behalf of Borrower directly to such third parties, and (ii) the Agent Advances available on behalf of Borrower, by applying such amounts so advanced to the Agent Expenses. Agent shall provide Borrower with reasonable documentation of all Agent Expenses prior to making any Agent Advances. Agent and Lenders shall make the Advances in accordance with the terms hereof, by first applying the Emery Payments held by Agent to such Advances and thereafter by Lenders making and applying the Maximum Additional Advance to such Advances. For the avoidance of doubt, the Emery Payments shall not constitute part of the Loan. In no event shall the sum of the Third Party Advances and Agent Advances exceed the sum of the Maximum Additional Advance and the Emery Payments.
     No  Obligation.
     --------------
The obligation of the Lenders and Agent to make the Advances available on behalf of Borrower under this Agreement shall be expressly subject to the terms of this Agreement in general, and in particular to the Borrower fulfilling all of the applicable conditions set forth in Sections 3 and 4 hereof, as applicable, not later than at the times therein specified. The Lenders and Agent shall have no obligation to disburse the Emery Payments or make the Maximum Additional Advance except as expressly set forth in this Agreement.
     Conditions  Precedent  to  Advances.
     -----------------------------------
Upon fulfillment of the requirements set forth in Sections 3 and 4 hereof, as applicable, Agent shall disburse the Emery Payments and Agent and each Lender shall make available its portion of the Maximum Additional Advances and the borrowing of such portion of the Maximum Additional Advances shall be deemed to have commenced, including the obligation of Borrower to pay interest on such portion of the Advances as are advanced as part of the Maximum Commitment, such interest to accrue pursuant to Section 5.2, on each relevant Advance Date without requiring any additional notice or request from Borrower.
     Agent's  Discretion.
     -------------------
Notwithstanding anything set forth in this Agreement to the contrary, if for any reason in the exercise of its reasonable discretion Agent determines on behalf of Lenders, with respect to the preparation for delivery of the Aircraft to Lessee, that it would be imprudent to continue making Advances under this
Agreement, Agent shall serve written notice on Borrower of its intention to cease making such Advances whereupon any obligation of Agent to make any Advances hereunder on account of any services provided or work performed by TTS, AAC, any Service Provider, Legal Counsel or other third parties after the date (the "Notification Date") of receipt of such notice by Borrower shall cease. For the avoidance of doubt, Agent will continue to make Advances subject to the provisions of Section 4 hereof and all other provisions hereof on account of work performed by TTS, AAC, any Service Provider, Legal Counsel or other such third parties in good faith prior to the Notification Date. Any part of the Emery Payments not disbursed as provided in this Agreement shall be held by Agent as Cash Collateral hereunder. Any Emery Payment not disbursed hereunder shall  be  applied  by  Agent on the third Payment Date after the Delivery Date, first  to  accrued  and  unpaid  interest  and  then  to  principal.
     Notes.
     -----
The  principal  of and interest on the Loan shall be evidenced by the Notes.  On the Amendment Date, Borrower shall execute and deliver to each Lender a Note payable to such Lender in the aggregate principal amount of such Lender's
Maximum  Commitment,  subject  to  adjustment  as  provided  in  the  Note.
     Security  Documents.
     -------------------
As collateral security for the prompt and complete payment of Borrower's obligations under the Financing Documents and the payment of any sum advanced or subsequently advanced or obligation incurred pursuant to any provision of the Financing Documents, on the Amendment Date: (a) Borrower shall execute and deliver to Agent the Security Agreement, granting to Agent on behalf of the Lenders a first priority Lien upon and security interest in, among other things, the Equipment and Borrower's right, title and interest in each Transaction Document and (b) Beneficiary and Borrower shall execute and deliver to Agent the Confirmation, confirming that the Beneficial Interest Security Agreement is in full force and effect, and on the Lease Signing Date. Borrower shall execute and deliver to Agent the Lease Assignment, granting to Agent on behalf of the Lenders a first priority Lien upon and security interest in, among other things, the Lease, on the Lease Signing Date.
     Deposit/Maintenance  Reserves.
     -----------------------------
Agent acknowledges that it is holding the Deposit in the amount of $330,000 and Borrower shall cause Lessee to pay all Maintenance Reserves under the Lease to Agent. Subject in all respects to the rights of the Lessee under the Lease and prior to execution and delivery of the Lease, the Lease LOI, Agent shall have the right at any time and from time to time after the occurrence of an Event of Default to draw upon and apply all or any part of the Deposit and/or Maintenance Reserves to pay interest, principal or other sums then or that may thereafter become due the Agent or Lenders under the Financing Documents or to reimburse the Agent or Lenders for any sums expended or costs (including legal fees and expenses) incurred by Agent or any Lender if the Borrower fails to pay or perform any of its obligations under the Financing Documents. Subject only to the foregoing, Agent may apply all or any part of the Deposit and/or Maintenance Reserves against all or any part of the aforesaid obligations in any order of priority that Agent in its sole discretion may elect. No such application by Agent shall be deemed to cure any Default or Event of Default, and, promptly upon  notice  to  the  Borrower  (in  all cases other than a Default or Event of
Default arising solely under Section 12.1(m)), Borrower shall restore the Deposit and/or Maintenance Reserves to their respective original amounts prior to such application.
     Engine  Replacement.
     -------------------
Provided no Default or Event of Default has occurred and is continuing, in the event that one or more Engines requires an engine overhaul during the term of the Lease, the Borrower shall be entitled to (i) replace the Engine with any Replacement Engine in accordance with Section 5.11.2 of the Lease, provided Borrower meets the requirements of Section 3.4 of the Security Agreement or (ii) lease a replacement engine from a third party (the "Engine Lease"), provided (a) the condition of any such engine shall meet the requirements of a Replacement Engine and (b) Borrower executes and delivers to Agent an assignment of all of Borrower's right, title and interest in and to such Engine Lease (but none of its obligations thereunder), any other documents and UCC Financing Statements deemed reasonably necessary by Agent to perfect its security interest in and to such Engine Lease and one or more opinions of counsel satisfactory to Agent and Lenders. If Borrower elects to replace any Engine, Borrower shall be entitled to withdraw from the Maintenance Reserves amounts to cover the cost of such replacement engine or Engine Lease up to the maximum amount of Maintenance Reserves held by Agent with respect to the Engine being so replaced.
     Conditions  Precedent  to  Amendment  Date
     The obligation of each Lender to enter into this Agreement and make its portion of the Maximum Commitment available to Borrower, is subject to the satisfaction (or waiver by Agent and all Lenders) of each of the following conditions precedent, all of which shall take place, occur or be delivered to Agent and Lenders not later than the Amendment Date or such earlier date as provided.
     No  Change  in  Applicable  Law.
     -------------------------------
As of the Amendment Date, no change shall have occurred since the Closing Date in Applicable Law that, in the reasonable judgment of Agent or any Lender, could make it illegal for Agent or such Lender to lend all or any part of its Maximum Commitment or could materially adversely affect, restrain or change or increase the cost to Agent or Lender of, the transactions contemplated by the Financing Documents and/or Transaction Documents or the operations (current or proposed), assets or condition (financial or otherwise) of Borrower, Beneficiary or Lessee.
     No  Default;  No  Event  of  Loss.
     ---------------------------------
Borrower and Beneficiary shall have performed all of their respective agreements to be performed and paid all sums when due under the Financing Documents and/or Transaction Documents, including sums payable on or before the Amendment Date. An officer of each of Borrower and Beneficiary shall certify that no Default shall have occurred and be continuing and no Event of Loss or event that, with the passage of time or the making of any determination, might constitute an Event of Loss shall have occurred with respect to the Airframe or any Engine.
     Representations  and  Warranties.
     --------------------------------
The representations and warranties of Borrower, Trust Company, Lessee and Beneficiary contained in the Financing Documents (other than the Lease Assignment) and/or Transaction Documents (other than the Lease) shall be true and correct as of the Amendment Date as if made on and as of the Amendment Date and shall have been so certified by an officer of each of the foregoing.
     Financing  Documents.
     --------------------
Borrower, Trust Company and Beneficiary shall have duly authorized, executed and delivered to Agent the Financing Documents (other than the Lease Assignment), or other similar documents deemed necessary by Agent to create, perfect, maintain and preserve the Liens in and to the Equipment, the Technical Records, the Trust Estate and such Financing Documents shall be in full force and effect. Borrower, Trust Company and Beneficiary shall also have delivered to Agent such documents as Agent may require in connection with the termination of any and all Liens affecting the Collateral, other than Permitted Liens. All Financing Documents (other than the Lease Assignment) and such financing statements, assignments, releases or other similar documents shall be suitable for filing in all public offices deemed reasonably necessary by Agent.
     Transaction  Documents.
     ----------------------
Prior to the Amendment Date, Borrower shall have delivered to Agent true and complete copies of all Transaction Documents (other than the Lease), together with a certificate of an officer of Borrower that such Transaction Documents are in full force and effect and that no default under any thereof has occurred and is continuing.
     Filings  and  Recordings.
     ------------------------
On or before the Amendment Date, Borrower and Beneficiary shall have duly authorized, executed and delivered to Agent: (i) all documents and instruments, including Uniform Commercial Code financing statements, notices, assignments, amendments and similar documents, deemed necessary by Agent to create, perfect, maintain and preserve the Liens of the Agent in and to the Collateral and Trust Estate and the right, title and interest of Borrower in the Transaction Documents (other than the Lease), and (ii) such documents as Agent may require in connection with the termination of any and all Liens affecting the Collateral and the Trust Estate, other than Permitted Liens. All such documents and instruments shall be suitable for filing and shall be filed in all public offices deemed necessary by Agent, shall be in form and substance satisfactory to Agent, and all such other actions shall have been taken that, in the opinion of Agent, are necessary or appropriate to perfect the Lien of the Agent in and to the Collateral and the Trust Estate and the right, title and interest of Borrower in the Transaction Documents (other than the Lease), and Agent shall have received satisfactory evidence of the occurrence of all such filings and other actions.
     Borrower's  Organization  and  Authorization.
     --------------------------------------------
On or before the Amendment Date, Borrower shall deliver to Agent (a) copies of all documents evidencing all trust action taken by Borrower to authorize the execution and delivery of the Financing Documents and Transaction Documents and all other documents required or contemplated under the Financing Documents and Transaction Documents to which Borrower is a party, as well as the authorization by Borrower to borrow the Maximum Commitment, incur obligations relating to the Maximum Commitment and perform all actions required or contemplated in connection with the borrowing and repayment of the Maximum Commitment, and (b) copies of all other documents that Agent may reasonably request relating to the trust authority for the execution, delivery and performance of, and the validity of, the Financing Documents and Transaction Documents to which Borrower is a party, all in form and substance satisfactory to Agent.
     Trust  Company's  Organization  and  Authorization.
     --------------------------------------------------
On or before the Amendment Date, the Trust Company shall deliver to Agent (a) copies of the articles of association and of the by-laws of the Trust Company, certified as correct and complete by the Secretary or a duly authorized officer of the Trust Company, (b) copies of all documents (including if required resolutions of the Board of Directors of the Trust Company) evidencing all corporate action taken by the Trust Company to authorize the execution and delivery of the Financing Documents and Transaction Documents to which the Trust Company is a party and all other documents required or contemplated under the Financing Documents and Transaction Documents, and (c) copies of all other documents that Agent may reasonably request relating to the authority for the execution, delivery and performance of, and the validity of, the Financing Documents and Transaction Documents to which the Trust Company is a party, all in form and substance satisfactory to Agent.
     Beneficiary's  Organization  and  Authorization.
     -----------------------------------------------
On or before the Amendment Date, Beneficiary shall deliver to Agent (a) copies of all documents evidencing all action taken by Beneficiary to authorize the execution and delivery of the Financing Documents and Transaction Documents to which Beneficiary is a party and all other documents required or contemplated under the Financing Documents and Transaction Documents, and (b) copies of all other documents that Agent may reasonably request relating to the authority for the execution, delivery and performance of, and the validity of, the Financing Documents and Transaction Documents to which Beneficiary is a party, all in form and substance satisfactory to Agent. On the Amendment Date, Agent shall have received evidence satisfactory to it of the existence and good standing of Beneficiary as of a date not earlier than three Banking Days before the Amendment Date.
     Opinions  of  Counsel.
     ---------------------
On the Amendment Date, Agent shall have received written opinions, dated the Amendment Date, addressed to Agent and each Lender and in form satisfactory to Agent and each Lender, from (a) FMJ, counsel for Beneficiary, (b) Dorsey & Whitney, LLP, counsel for Borrower and Trust Company, and (c) Special FAA
Counsel. Each such opinion shall cover such matters relating to the transactions contemplated by the Financing Documents and Transaction Documents as Agent or any Lender may reasonably request.
     Title;  Registration;  Airworthiness.
     ------------------------------------
On the Amendment Date, the following statements shall be true, and Agent shall have received evidence satisfactory to Agent to the effect that:
     Borrower  has  good  and  marketable  title  to the Equipment and Technical
Records  free  and  clear  of  all  Liens  except  Permitted  Liens;
     the Airframe is duly registered in the name of Borrower with the FAA pursuant to the applicable Aviation Law; and
     the  Security  Agreement  has  been duly filed for recordation with the FAA pursuant  to  the  applicable  Aviation  Law.
     Lessee's  Financial  Condition.
     ------------------------------
No event or series of events shall have occurred that, in the reasonable opinion of the Lenders, could be expected to have a material adverse effect on the financial condition or operations of Lessee or any of its respective Affiliates or on the ability of the Lessee to comply with their respective obligations under the Transaction Documents.
     Additional  Documents.
     ---------------------
Agent shall have received copies of any additional instruments, certificates and other evidence as Agent may reasonably request with respect to the transactions contemplated by the Financing Documents, in form and substance satisfactory to Agent, including the following:
     a certificate from a corporate trust officer of the Trust Company certifying as to the signing authority of the officers of Borrower and the Trust
     Company that signed each Financing Document and all documents and instruments executed in connection with the Financing Documents;
     a certificate from an officer of the Trust Company certifying as to the matters set forth in Sections 3.2 and 3.3 with respect to Borrower;
     a certificate from an officer of the Trust Company certifying as to the matters set forth in Section 3.3 with respect to the Trust Company;
     a certificate from an officer of the Beneficiary certifying as to the signing authority of the officers of the Beneficiary that signed each Financing Document on behalf of the Beneficiary and all documents and instruments executed in  connection  with  the  Financing  Documents;  and
     a certificate from an officer of the Beneficiary certifying as to the matters set forth in Section 3.3 with respect to the Beneficiary.
     Conditions  Precedent  to  Third  Party  Advances
     The obligation of Agent to make a Third Party Advance (to the extent such Advance is a disbursement of the Emery Payments) and the obligation of each Lender to make a Third Party Advance (to the extent such Advance is an advance of any part of the Maximum Additional Advance) on any Advance Date is subject to the satisfaction (or waiver by Agent) of each of the following conditions precedent, all of which shall take place, occur or be delivered to Agent not later than such Advance Date or such earlier date as provided, for the avoidance of doubt a Third Party Advance may be made directly by Agent or Lender, as applicable, to third parties on behalf of Borrower, in accordance with Sections 4.6, 4.7, 4.8 and 4.9 hereof, as applicable:
     No  Change  in  Applicable  Law.
     -------------------------------
As of each Advance Date, no change shall have occurred after the date of this Agreement in Applicable Law that, in the reasonable judgment of Agent or any Lender, could make it illegal for Agent or such Lender to lend all or any part of its Maximum Commitment or could materially adversely affect, restrain or change the transactions contemplated by the Financing Documents and Transaction Documents or the operations (current or proposed), assets or condition (financial or otherwise) of Borrower, Beneficiary, or Lessee.
     No  Default;  No  Event  of  Loss.
     ---------------------------------
Borrower, Beneficiary and Lessee shall have performed all of their respective agreements and paid all sums when due under the Financing Documents, including sums due and payable under Sections 13.1 and 13.2 hereof, on or before each Advance Date. No Default shall have occurred and be continuing, and no Lease
Default shall have occurred and be continuing. No Event of Loss and no event that, with the passage of time or the making of any determination, might constitute an Event of Loss shall have occurred with respect to the Airframe or any Engine.
     Representations  and  Warranties.
     --------------------------------
The representations and warranties of Borrower, Trust Company, Lessee and Beneficiary contained in the Financing Documents and Transaction Documents shall be true and correct as of each Advance Date as if made on and as of the Advance Date.
     Lessee's  Financial  Condition.
     ------------------------------
No event or series of events shall have occurred that, in the reasonable opinion of the Lenders, could be expected to have a material adverse effect on the financial condition or operations of Lessee or any of its respective Affiliates or on the ability of the Lessee to comply with their respective obligations under the Transaction Documents.
     Conditions  Subsequent.
     ----------------------
The covenants set forth in Section 10.11 and 10.12 shall have been performed on or prior to the Lease Signing Date and Delivery Date, as applicable.
     Advances  Made  to  TTS.
     -----------------------
With respect to any Advance to be made to TTS, the following shall be true and correct and/or Agent shall have received the following: (a) an invoice as set forth in paragraph G of the Workscope Authorization of the TTS Agreement; (b) supporting or verifying documentation deemed necessary and reasonably satisfactory to Agent evidencing the performance of such work; and (c) TTS shall not be in default of any of its obligations under the TTS Agreement.
     Advances  Made  to  AAC.
     -----------------------
With respect to any Advance to be made to AAC, the following shall be true and correct and/or Agent shall have received the following: (a) an invoice from AAC in form and substance acceptable to Agent, in connection with services performed by AAC under the AAC Agreement; (b) supporting or verifying documentation deemed necessary and reasonably satisfactory to Agent evidencing the performance of such services; and (c) AAC shall not be in default of any of its obligations under the AAC Agreement.
     Advances  Made  to  Other  Service  Providers.
     ---------------------------------------------
With respect to any Advance to be made to any other Service Provider, the following shall be true and correct and/or Agent shall have received the following: (a) an invoice from such Service Provider in form and substance acceptable to Agent, evidencing the services provided and/or costs and expenses incurred by such Service Provider; and (b) supporting or verifying documentation deemed necessary and reasonably satisfactory to Agent evidencing the performance of such services.
     Advances  Made  to  Legal  Counsel.
     ----------------------------------
With respect to any Advance to be made to Legal Counsel, the Agent shall have received an invoice from such Legal Counsel evidencing the services provided and/or costs and expenses incurred by such Legal Counsel.
     Repayment  and  Prepayment
     Principal.
     ---------
(a) For the period of time from the Closing Date until the Break Date, Borrower shall repay the Loan on each Payment Date in consecutive semi-annual installments of principal, each in an amount equal to $566,084.45 less accrued and unpaid interest due as of such Payment Date under Section 5.2 hereof, provided the last payment during such payment period shall be made on the Break Date and Agent shall apply the First Principal Repayment in satisfaction thereof, and (b) for the period of time from the Break Date until the Maturity Date, Borrower shall repay the Loan on each Payment Date in monthly installments of principal, each in an amount equal to $120,000 less accrued and unpaid interest due as of such Payment Date and other fees applied as set forth under
Section 5.5 hereof; provided, that without limiting any other provisions of the Financing Documents requiring the scheduled or unscheduled repayment or prepayment of the Loan, the principal balance of the Loan shall be repaid in full on the Maturity Date. So long as no Default has occurred and is continuing, any amount of Base Rent received by Agent with respect to any Payment Date and not required for the payment of principal or interest under Sections 5.1 and 5.2 hereof shall be paid to the account of Borrower set forth in the Borrowing Notice (or to any other account in the continental United States of which the Agent has received three Banking Days written notice from Borrower) within one Banking Day after the date of receipt or such Payment Date, whichever is later.
     Interest.
     --------
     (a) Interest payable on the Loan during the Commitment Period shall accrue from the Closing Date until the outstanding principal amount of the Loan shall become due and payable (whether at the Maturity Date, on a date fixed for repayment or prepayment, by acceleration or otherwise), shall be calculated at the Interest Rate and shall be calculated on the basis of a year of 360 days for the actual days elapsed. Interest on the Loan with respect to each Payment Period shall accrue from and including the first day of such Payment Period to and including the last day of such Payment Period and shall be payable in arrears on the Payment Date immediately following such Payment Period, provided the Outstanding Interest shall be payable on the Break Date and Agent shall apply the Final Basic Rent Payment to such amount.
     Interest shall accrue on any overdue principal and, to the extent permitted by law, on any overdue interest and any other amounts owing under the
Financing Documents that are not paid when due at the Overdue Rate in effect from time to time (computed on the basis of a year of 360 days for the actual number of days elapsed) from the date on which such principal, interest or other amount becomes due until paid, and overdue interest shall be payable on demand.
     The rate of interest payable under the Financing Documents shall not at any time exceed a rate that, when combined with any and all other charges provided for in the Financing Documents (to the extent such other charges would constitute interest for the purpose of any Applicable Law limiting interest that may be charged) equals the maximum interest rate permitted by Applicable Law with respect to the transactions contemplated by the Financing Documents.
     Mandatory  Prepayments.
     ----------------------
     (a)  If  an  Event of Loss occurs with respect to the Airframe, then on the earliest to occur of (i) the date of payment of insurance proceeds as a result of such Event of Loss of the Airframe, (ii) the date of payment by Lessee of "Agreed Value" (as defined in the Lease), or (iii) 90 days after the date of occurrence of the Event of Loss of the Airframe, the entire outstanding principal amount of the Loan, all accrued and unpaid interest on the Loan and any and all other fees and sums that are payable under the Financing Documents, including any amounts required pursuant to Sections 7.1 and 13.1, shall be immediately due and payable. Any payment of less than all of the amount due and payable on such date shall be applied in accordance with Section 4.8 of the Security Agreement.
     Upon a sale of the Airframe or any Engine, the outstanding principal of and all interest accrued and unpaid on the Loan and all other amounts then payable by Borrower under the Financing Documents, including any amounts required pursuant to Sections 7.1, 13.1 or 13.3, shall be immediately due and payable and shall be paid in full by Borrower. Any payment of less than all of the amount due and payable on such date shall be applied in accordance with
Section  4.8  of  the  Security  Agreement.
     Voluntary  Prepayments.
     ----------------------
     (a)  Borrower  may  prepay  all,  but not less than all, of the Loan at any time by giving Agent and each Lender not less than five Banking Days prior irrevocable written notice (the "Prepayment Notice") of Borrower's intention to prepay, which notice shall specify the date of prepayment (the "Prepayment Date"). In the event that the Loan is not prepaid on the designated Prepayment Date, Borrower shall be entitled to reschedule such prepayment for up to three Banking Days from the originally scheduled Prepayment Date by at least one Banking Day's prior telephonic or telefaxed notice to Agent and each Lender and the Interest Rate for each such day shall equal Lender's overnight borrowing costs for funds plus 3.5% per annum. In the event that a Payment Period ends at any time after the receipt by Lender of the Prepayment Notice but before the prepayment by Borrower pursuant to the Prepayment Notice, a series of consecutive one day Payment Periods shall ensue for the Loan beginning immediately after the end of the Payment Period during which the Prepayment Notice was given and continuing until the earlier of the prepayment of the Loan or the next Payment Date, and the Interest Rate for each such one-day Payment Period shall equal each Lender's overnight borrowing costs for funds plus 3.5% per annum.
     Any prepayment of the principal of the Loan under this Section 5.4 shall be made together with accrued and unpaid interest on the Loan through the date of such prepayment and all fees and expenses of Agent and each Lender due and payable pursuant to the Financing Documents, including any amounts due pursuant to Sections 7.1, 13.1 and 13.3.
     Application  of  Payments.
     -------------------------
So long as no Event of Default has occurred and is continuing, all payments required to be made by Borrower under the Financing Documents, when received by the Agent, shall be applied (a) first, to pay the Refinancing Fee, (b) second, to pay the New Lease Fee, (c) third, to pay any fees and expenses payable by Borrower to Agent and Lenders under the Financing Documents, (d) fourth, to pay accrued and unpaid interest with respect to the Loan, including amounts due pursuant to Section 6.1 (if any), and (e) fifth, to pay any principal amount of the Loan then due. Provided no Event of Default has occurred and is continuing, all payments of the New Lease Fee shall be made promptly by Agent from such payments by wire transfer of immediately available funds to the account of Sigma as follows:
     Bank:     Northern  Trust  Bank,  N.A.,  Miami,  Florida
ABA  #:     066009650
Account  #:     1010047632
For  the  Account  of:     Sigma  Aircraft  Management,  LLC
     Reference:     Cygnus
If an Event of Default has occurred and is continuing, all moneys received by Agent or any Lender shall be applied in accordance with Section 4.8 of the Security Agreement.
     Amortization  Schedule.
     ----------------------
On each date that an Advance (which does not constitute part of the Emery Payments) is made hereunder or as soon as practicable thereafter, Agent shall provide Borrower with an amortization schedule setting forth the outstanding principal balance of the Loan and accrued and unpaid interest thereon
("Amortization Schedule"). Once all Advances have been made hereunder, Agent shall provide an Amortization Schedule to Borrower on each Payment Date thereafter.
     Payments
     Place  and  Manner  of  Payment.
     -------------------------------
All payments required to be made to Agent under the Financing Documents shall be made in Dollars by wire transfer of immediately available funds to the account of Agent as follows:
     JP  Morgan  Chase,  New  York
Swift  Code:  CHASUS33
Fedwire  Routing  Number:  021000021

For  the  account  of:

The  United  Bank  of  Kuwait  PLC
Account  Number:  0011951266
CHIPS  UID:  037393

     Reference:  Cygnus

or to such other account in the continental United States of America as Agent may designate from time to time by five Banking Days prior written notice to Borrower. Agent shall have no property interest in any funds it receives from Borrower for distribution to Lenders, but shall hold such funds pending disbursement to Lenders pursuant to the terms of this Agreement. All payments required to be made to any Lender under the Financing Documents shall be made in Dollars by wire transfer of immediately available funds to the account of such Lender set forth on such Lender's signature page to this Agreement or to such other account in the continental United States of America as such Lender may designate from time to time by five Banking Days prior written notice to Agent and Borrower; provided, that any Lender may designate an account outside the continental United States of America so long as such designation shall not cause Borrower to incur any additional costs, and payments to such account shall not be due under the Financing Documents until the next succeeding Banking Day.

     Payments  on  Banking  Day.
     --------------------------
If any payment under the Financing Documents is due on a date that is not a Banking Day, then such payment shall be due and paid on the next succeeding day that is a Banking Day and interest (calculated at the applicable interest rate in effect for the Payment Period during which the original payment date occurred) shall be payable on any principal whose payment was so extended on the next succeeding Payment Date.
     No  Offset.
     ----------
All payments by Borrower under the Financing Documents shall be made when due without notice, demand, offset, counterclaim, deduction or defense and without abatement, suspension, deferment, diminution or reduction, whether by virtue of any claim that Borrower may now or hereafter have against any Person.
     Compensation  for  Additional  Costs;  Indemnities
     Compensation  for  Re-employment  of  Funds.
     -------------------------------------------
Borrower shall compensate each Lender, upon written request by Agent or such Lender, for all reasonable losses, expenses and liabilities (including any losses and expenses incurred on account of funds borrowed, contracted for or utilized for purposes relating to the Loan or in connection with the re-employment or reinvestment of such funds or an interruption of the use of such funds and including interest or other such costs on funds borrowed until such funds are returned to their funding source) that such Lender sustains as a result of (a) the repayment or prepayment of any portion of the Loan on any date other than a Payment Date, (b) the failure of Borrower to prepay the Loan on a Prepayment Date that is rescheduled on less than three Banking Days prior written notice, (c) the repayment or prepayment of any portion of the Loan as a result of the exercise by Agent or any Lender of its remedies following the occurrence of an Event of Default, or (d) the repayment or prepayment of any portion of the Loan as a result of this Section 7. Compensation to any Lender under this Section 7.1 shall include an amount equal to any and all interest, break-funding costs and other amounts payable by such Lender to providers of funds obtained by such Lender in order to make, maintain or renew its Maximum Commitment, Breakage Cost, if applicable, and costs incurred by such Lender in redeploying funds that were to be used by it to make, maintain or renew its Maximum Commitment. Agent and each Lender will use reasonable efforts to minimize any loss, cost or expense for which it is entitled to compensation under this Section 7.1; provided, that the foregoing undertaking shall not obligate any Lender to take any steps adverse to its business, financial or commercial interest as reasonably determined by such Lender. Provided no Default or Event of Default has occurred and is continuing (other than a
Default or Event of Default arising solely under Section 12.1(m) hereof), any gain obtained by Agent or any Lender in connection with this Section 7.1 shall be paid to the Borrower net of any fees or expenses due to Agent or any Lender.
     Force  Majeure.
     --------------
Neither Agent nor any Lender shall be held responsible for any loss or damage to any Person arising out of any action taken or omitted by Agent or any Lender or to which Agent or any Lender becomes subject resulting from a mandatory legal enactment, any measure of a Governmental Body or public authority, whether having the force of law or otherwise, a war or other national emergency (whether or not declared), a war, strike, boycott or blockade or any other cause beyond its control.
     Illegality.
     ----------
In the event that, in the reasonable judgment of any Lender, the making or maintaining of any portion of such Lender's Maximum Commitment or the performance by Borrower of any obligation to be performed by Borrower under the Financing Documents has become unlawful by reason of any change after the date of this Agreement in any Applicable Law, then such Lender shall promptly notify Agent and Borrower of such illegality. To the extent that the Amendment Date or any Advance Date has not occurred at that time, the obligation of each Lender under Section 2 to lend its Maximum Commitment shall terminate. If the Amendment Date or any Advance Date has occurred, within 30 days after receipt of such notice or any later date permitted by Applicable Law, Borrower shall repay the principal amount of the Notes held by such Lender, all interest accrued on such principal amount, all other sums then due and payable under the Financing Documents (including amounts payable pursuant to Section 7.1) and all reasonable out-of-pocket expenses incurred by such Lender in complying with any changed Applicable Law.
     Additional  Funding  Costs.
     --------------------------
In the event that any Applicable Law, whether in effect on the date of this Agreement or hereafter, any change in Applicable Law or the compliance by any Lender with any presently effective or future request or directive (whether or not having the force of law) from any Governmental Body:
     subjects such Lender to any Tax, restriction or condition of any kind with respect to any Financing Documents or the Loan (other than income taxes paid by such Lender in the jurisdiction in which it is incorporated or in which the lending office making the Loan is located), or to a change in the basis of taxation of payments to such Lender of principal, interest, fees or any other amount payable under the Financing Documents, increases, imposes or makes applicable any reserve or similar requirement against assets held by, or liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by such Lender, or imposes on such Lender any other condition (other than the rates of income taxation to which such Lender is subject), and the result is to increase the cost to such Lender of making, renewing or maintaining its portion of the Loan or to reduce or delay the receipt by such Lender of any amount receivable under the Financing Documents, then, in any such case, Borrower shall promptly pay to such Lender upon its demand such additional amount necessary to compensate such Lender for such additional cost (net of any Tax savings realized by such Lender) or the reduction of or delay in receiving any amount so receivable. Upon the request of Borrower, such Lender shall deliver to Borrower a certificate setting forth the basis for the determination of such amount necessary to compensate such Lender.
     General  Tax  Indemnity.
     -----------------------
     (a) All payments made by Borrower to Agent or any Lender under the Financing Documents shall be made free and clear of, and without deduction for or on account of, any Tax, other than any Tax imposed because of a present or former connection between the jurisdiction of the Governmental Body imposing such Tax and Agent or such Lender other than a connection arising solely from Agent or such Lender having executed, delivered or performed its obligations under the Financing Documents, received a payment under the Financing Documents or enforced any Financing Document;
     Taxes imposed on or with respect to, based on or measured by the net income, gross income, receipts, capital or net worth of Agent or such Lender by
(1) any Governmental Body in any jurisdiction in which Agent or such Lender is incorporated, has its principal place of business or is subject to such Taxes by reason of transactions or activities unrelated to those contemplated by the Financing Documents and (2) any federal Government Body of the United States of America so long as such federal U.S. income Tax does not arise from a change in Applicable Law after the Closing Date (except there shall not be excluded any such Taxes in the nature of or imposed in lieu of sales, use, excise, ad valorem or similar taxes); and
     any Tax that would not have been imposed but for such Lender's failure to comply with the provisions of Section 7.5(c).
(collectively, and excluding the Taxes set forth in the preceding clauses (i) through (iii), the "Indemnified Taxes"). If any Indemnified Taxes are required to be withheld or deducted from any amounts payable to Agent or any Lender under the Financing Documents, Borrower shall pay to Agent or such Lender an additional amount that (after subtraction of all such Indemnified Taxes and any Taxes incurred by reason of the payment or receipt of such additional amount) will be sufficient to yield to Agent or such Lender such amounts payable. Within 15 days after the date of each payment of Indemnified Taxes to a Governmental Body, Borrower shall furnish to Agent and any applicable Lender the original or a certified copy of a receipt or other evidence of the payment of such Indemnified Taxes. If Agent or any Lender determines in good faith that any Indemnified Taxes are payable in respect of any payments under any Financing Document, Agent or such Lender may (but is not obligated to) pay such Indemnified Taxes, and Borrower shall promptly pay to Agent or such Lender, on demand, an amount that will be sufficient to yield to Agent or such Lender
(after subtraction of any Taxes incurred by reason of the receipt of such payment) the amount of such Indemnified Taxes.

     In the event any claim shall be made against Agent or any Lender for any Indemnified Taxes for which Borrower might be liable under this Section 7.5, Agent or such Lender shall use its best efforts to notify Borrower of such claim and shall consult in good faith with Borrower concerning such claim. If requested by Borrower, Agent or such Lender shall contest such claim at the sole cost and expense of Borrower; provided, that Agent or such Lender shall have no obligation to contest any such claim if, in its reasonable opinion, to do so would be prejudicial to its overall tax interest. If Agent or such Lender shall receive a refund of any Indemnified Tax that was paid or indemnified by Borrower under this Section 7.5, then so long as no Event of Default has occurred and is continuing, Agent or such Lender shall promptly pay to Borrower (i) the amount of such refund, (ii) the amount of any Tax savings actually realized from such payment (as determined by Agent or such Lender in its sole good faith discretion, it being understood that Borrower has no right to inspect the tax returns or records of Agent or such Lender), and (iii) any interest received in respect of such refund.
     Each Lender that is not incorporated in a jurisdiction of the United States of America shall deliver to Borrower such certificates, documents or other evidence as may be reasonably requested by Borrower from time to time, including any certificate or statement of exemption required by United States Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c), completed and duly executed by such Lender, to establish that payments of interest on the Loan to such Lender and any other payment required by any Financing Document to such Lender are exempt from or are subject to a reduced rate of withholding of Tax imposed by any Governmental Body.
     Mitigation.
     ----------
     (a)  In  the event that any Lender exercises its rights pursuant to Section
7.4 to require compensation from Borrower, then provided that no Event of Default has occurred that has not been waived in writing by such Lender, such Lender and Borrower will attempt to restructure such Lender's portion of the Loan to eliminate the increased costs and continue such Lender's portion of the Loan, and Borrower shall remain liable for all increased costs during any period of time in which such Lender and Borrower are attempting to restructure such portion of the Loan. If such Lender and Borrower are unable to restructure such Lender's portion of the Loan, upon five Banking Days prior written notice to such Lender, Borrower may repay such Lender's principal portion of the Loan together with all interest accrued on such principal and all other amounts payable to such Lender under the Financing Documents, including any amounts payable under Section 7.1 within 60 days from the date such Lender notified Borrower of such increased costs.
     In the event any amounts are required to be withheld or deducted from any amounts payable to Agent or any Lender under the Financing Documents, Borrower and Agent or such Lender shall consult in good faith and shall each use its best efforts to restructure the transactions contemplated by the Financing Documents in order to avoid such withholding or deduction; provided, that Agent and such Lender shall be reimbursed by Borrower for all costs incurred in connection with such restructuring and shall not be required to take any action or agree to any restructuring that it determines in good faith is or may be detrimental to it. In the event Agent or such Lender becomes liable for any Taxes (other than Indemnified Taxes), Agent or such Lender may, at its expense, take such action (including a transfer of its interest in the Loan or any of the Financing Documents to one or more Affiliates) as Agent or such Lender may determine will avoid or minimize such Taxes; provided, however, that no such action shall materially increase the obligations or diminish the rights of Borrower under the Financing Documents.
     General  Indemnity.
     ------------------
Borrower hereby indemnifies each Indemnitee and agrees to hold each Indemnitee harmless against and to reimburse each Indemnitee for any and all reasonable liabilities, damages, losses, claims, costs and expenses, and to reimburse such Indemnitee for any reasonable legal or other fees or expenses, incurred by it in connection with, arising out of or resulting from (a) any claim or defending or prosecuting any action or proceeding relating to the Financing Documents or any part of the Collateral, (b) any Default, Event of Default, breach of warranty by Borrower, Beneficiary or Lessee, material misrepresentation by Borrower, Beneficiary or Lessee or non-performance by Borrower, Beneficiary or Lessee of any of their respective covenants or obligations under any Financing Document,
(c) any Lease Default, Lease Event of Default, breach of warranty by Lessee, misrepresentation by Lessee or non-performance by Lessee of any of its covenants or obligations under any Transaction Document, or (d) the possession, delivery, registration, maintenance, condition, service, repair, overhaul, use or operation of the Equipment, whether or not attributable to any defect in the
Equipment or to its design, testing, use or otherwise; provided, that Borrower shall have no obligation to indemnify or hold harmless any Indemnitee for any liabilities, damages, losses, claims, costs or expenses resulting from any
Indemnitee's  gross  negligence  or  willful  misconduct.
     Borrower's  Representations  and  Warranties
     Borrower represents, warrants and covenants to Agent and each Lender on the Closing Date, the Amendment Date and each Advance Date and at all times during the Commitment Period as follows (provided, however, (i) to the extent such representations and warranties are made for the period from the Closing Date and until the Amendment Date, the terms "Financing Documents" and "Transaction Documents" shall have the meaning set forth in the Original Loan Agreement and
(ii) to the extent such representations and warranties are made from the period from the Amendment Date and until the Lease Signing Date, the term "Financing Documents" shall mean the Financing Documents other than the Lease Assignment and the term "Transaction Documents" shall mean the Transaction Documents other than the Lease):
     Organization;  Power.
     --------------------
The Borrower (a) is a duly formed and validly existing trust and is qualified to do business in all jurisdictions where it does business, (b) has full power to carry on its business as it is now being conducted and to enter into, legally bind itself by and perform its obligations under the Financing Documents and any Transaction Documents to which it is a party, and (c) has complied with all material statutory and other requirements relating to the business carried on by it.
     Citizenship.
     -----------
Borrower  is  and  will  remain  a  "citizen of the United States" as defined in
Section 40102(a)(15) of the Aviation Law for purposes of permitting FAA registration of the Airframe pursuant to Section 44103 of the Aviation Law.
     Trust  Authority.
     ----------------
The execution, delivery and performance by Borrower of the Financing Documents and Transaction Documents to which it is a party, the borrowing and the giving of security by Borrower as provided in the Financing Documents and Transaction Documents to which it is a party, and the execution, delivery and performance by Borrower of each other agreement or instrument contemplated by the Financing Documents and any Transaction Documents to which it is a party have been duly authorized by all necessary trust action on the part of Borrower, do not require any approval from Beneficiary under the Trust Agreement or (if such approval is required) such approval has been obtained, will not violate any provision of the Trust Agreement or other governing documents and will not result in the breach of, constitute a default under, contravene any provision of or result in the creation of any Lien (other than Permitted Liens) upon the Trust Estate or any of its other property or assets pursuant to, any agreement, indenture, mortgage, note, lease or other agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected.
     Consents.
     --------
All necessary consents, resolutions and authorizations for Borrower to enter into and perform all of its obligations under the Financing Documents and Transaction Documents to which Borrower is a party have been obtained, and no further consents or authorizations are necessary for Borrower to enter into and perform its obligations under the Financing Documents and Transaction Documents including the repayment of the Loan pursuant to the provisions of this Agreement and the Notes or for granting and perfection of the security interests under the Security Documents.
     Enforceable  Agreement.
     ----------------------
Each of the Financing Documents and Transaction Documents to which Borrower is a party constitutes the legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights in general and principles of equity.
     Compliance  with  Applicable  Law.
     ---------------------------------
The execution, delivery and performance of the provisions of the Financing Documents and Transaction Documents to which Borrower is a party, the performance of its obligations thereunder and the consummation of the transactions contemplated by the Financing Documents and Transaction Documents by Borrower do not and will not, during the Commitment Period, contravene in any material respect any Applicable Law.
     Litigation.
     ----------
No judgments are outstanding against Borrower and, to the knowledge of Borrower, no action, claim, suit or proceeding is pending or threatened (including tax liens and tax actions) against or affecting Borrower before any court, board or arbitration or administrative agency that will result in the inability of
Borrower to perform its obligations under the Financing Documents or the Transaction Documents.
     No  Taxes.
     ---------
No taxes are required to be paid under the laws of the United States of America or any other jurisdiction in which Borrower conducts business in connection with the execution, delivery or performance by Borrower of the Financing Documents and the Transaction Documents to which Borrower is a party, except taxes that
Borrower  shall  have  paid  on  or  before  the  Amendment  Date.
     No  Stamp  Taxes.
     ----------------
Neither the Financing Documents, any Transaction Documents nor any filing required or permitted under the Financing Documents or Transaction Documents is subject to any registration tax, any stamp duty or any similar tax.
     Title  to  Collateral.
     ---------------------
On the Closing Date, the Amendment Date and throughout the Commitment Period, Borrower will have good and marketable title to, and will be the sole owner of and have the right to possess, the Equipment, the Technical Records and all other Collateral, free and clear of all Liens except for Permitted Liens and the beneficial ownership of Beneficiary under the Trust Agreement. Borrower warrants, at its sole expense, to defend the title to and possession of the Collateral against the claims and demands of all Persons whatsoever except claims and demands under Permitted Liens, and to keep at all times the Lien of the Security Agreement a first priority Lien on the Collateral as constituted from time to time, superior to the rights of all third parties to the extent permitted by Applicable Law except to the extent of Permitted Liens. Borrower shall obtain any authorization, approval, license or consent of any Governmental Body that is or may become necessary or is reasonably requested by Agent in order to obtain the full benefits of all rights and powers granted to Agent and any Lender in the Financing Documents.
     No  Liens.
     ---------
No security agreement, financing statement, equivalent security or lien instrument or continuation statement or other Lien, whether voluntary or involuntary, covering all or any part of the Collateral has been placed on file or of record by Borrower with any Governmental Body or is otherwise in effect with respect to the Collateral except such as will be released on the Closing Date or may have been filed by Borrower pursuant to the Security Agreement and except for Permitted Liens.
     No  Default.
     -----------
The Borrower is not in default under any agreement to which it is a party or by which it may be bound, and is not in default of any kind in respect of any financial commitment or obligations (including obligations under guarantees) that, in either case, could have a material adverse affect on the ability of Borrower to perform its obligations under the Financing Documents or the Transaction Documents.
     Material  Disclosure.
     --------------------
No written information given by Borrower to Agent or any Lender in connection with the transactions contemplated by the Financing Documents or the Transaction Documents to which Borrower is a party contained any untrue statement of material fact or omitted to state a material fact that is adverse to the interest of Agent or any Lender or that would be necessary to make any statement previously given by Borrower or any representation or warranty contained in the Financing Documents or Transaction Documents not misleading.
     Principal  Place  of  Business.
     ------------------------------
The principal place of business and chief executive office of Borrower, and the office where Borrower keeps its records concerning the Collateral, is located at the address set forth in Section 17.2, and Borrower has not maintained a principal place of business or chief executive office anywhere else in the past five years.
     Trade  Names.
     ------------
Borrower does not transact or do business under any assumed name, trade name or fictitious name, has not done so, and has not changed its name or been a party to any merger in the past five years.
     No  Duty  to  Investigate.
     -------------------------
The rights and remedies of Agent and Lenders under the Financing Documents in relation to any misrepresentation or breach of warranty on the part of Borrower under the Financing Documents or Transaction Documents shall not be prejudiced by any lack of investigation by or on behalf of Agent or any Lender into the affairs of Borrower, Trust Company, Beneficiary or Lessee, by the performance of this Agreement or by any other act or thing which may be done by Agent or any Lender in connection with the Financing Documents and Transaction Documents and that would, apart from this Section 8.16, prejudice such rights or remedies.
     Trust  Agreement.
     ----------------
The Trust Agreement constitutes the entire agreement with respect to the creation of the trust holding the Trust Estate and the Trust Agreement is in full force and effect and has not been amended, modified or supplemented except as specifically evidenced by the amendments, modifications or supplements delivered pursuant to Section 3.
     Transaction  Documents.
     ----------------------
The Transaction Documents constitute the entire agreement with respect to the work to be performed on the Equipment and as of the Amendment Date, the Lease LOI constitutes the entire agreement with respect to the leasing of the Equipment, and as of the Lease Signing Date, the Lease constitutes the entire agreement with respect to the leasing of the Equipment and the Technical Records by Borrower and the Transaction Documents, including in particular the Lease, are in full force and effect and have not been amended, modified or supplemented except as specifically evidenced by the amendments, modifications or supplements delivered pursuant to Section 3.
     Trust  Company's  Representations  and  Warranties
     The Trust Company represents, warrants and covenants in its individual capacity to Lender on the Closing Date, the Amendment Date and each Advance Date and at all times during the Commitment Period as follows (provided, however, (i) to the extent such representations and warranties are made for the period from the Closing Date and until the Amendment Date, the terms "Financing Documents" and "Transaction Documents" shall have the meaning set forth in the Original Loan Agreement and (ii) to the extent such representations and warranties are made for the period from the Amendment Date and until the Lease Signing Date, the term "Financing Documents" shall mean the Financing Documents other than the Lease Assignment and the term "Transaction Documents" shall mean the Transaction Documents other than the Lease):
     Organization;  Power.
     --------------------
The Trust Company (a) is duly formed, validly existing and in good standing as a national banking association under the federal laws of the United States of America and is qualified to do business in all jurisdictions where it does business, (b) has full power to carry on its business as it is now being conducted and to enter into, legally bind itself by and perform its obligations under the Trust Agreement, the Financing Documents and the Transaction Documents to which it is a party, and (c) has complied with all Applicable Laws relating to the trust business carried on by it.
     Citizenship;  Permits.
     ---------------------
The Trust Company is and will remain a "citizen of the United States" as defined in Section 40102(a)(15) of the Federal Aviation Law for purposes of permitting FAA registration of the Airframe pursuant to Section 44103 of the Federal Aviation Law. The Trust Company holds and will continue to hold all material licenses, certificates, permits and franchises from Government Bodies in the United States of America necessary to authorize the Trust Company to act as owner trustee pursuant to the Trust Agreement and to own the Collateral.
     Corporate  Authority.
     --------------------
The execution, delivery and performance by the Trust Company of the Trust Agreement, the Financing Documents and Transaction Documents to which it is a party and the execution, delivery and performance of each other agreement or instrument contemplated by the Financing Documents and Transaction Documents of the Trust Company have been duly authorized by all necessary action on the part of the Trust Company, do not require any stockholder approval or approval or consent of any trustee or holders of any Debt or obligations of the Trust Company (or such required approvals and consents have been or before the Closing Date will be duly obtained), will not violate any provision of the Trust Company's governing association documents and will not result in the breach of, constitute a default under, contravene any provision of or result in the creation of any Lien (other than Permitted Liens) upon any of its respective property or assets or the Trust Estate pursuant to, any agreement, indenture, mortgage, note, lease or other agreement or instrument to which the Trust Company is a party or by which the Trust Company or its property may be bound or affected.
     Consents.
     --------
All necessary consents, resolutions and authorizations for the Trust Company to enter into the Financing Documents and Transaction Documents to which it is a party have been obtained, and no further consents or authorizations are necessary for the performance by the Trust Company of its obligations pursuant to the Financing Documents and Transaction Documents.
     Enforceable  Agreement.
     ----------------------
Each of the Financing Documents and the Transaction Documents to which it is a party constitutes the legal, valid and binding agreement of the Trust Company, enforceable against the Trust Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights in general and principles of equity.
     Compliance  with  Applicable  Law.
     ---------------------------------
The execution, delivery and performance of the provisions of the Financing Documents and Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Financing Documents and Transaction Documents by the Trust Company do not and will not, during the Commitment Period, contravene in any material respect any Applicable Law.
     Principal  Place  of  Business.
     ------------------------------
The principal place of business and chief executive office of the Trust Company are located at the address set forth in Section 16.2, and the Trust Company has not maintained a principal place of business or chief executive office anywhere else in the past five years.
     No  Duty  to  Investigate.
     -------------------------
The rights and remedies of Agent and each Lender under the Financing Documents and Transaction Documents in relation to any misrepresentation or breach of warranty on the part of the Trust Company under the Financing Documents and Transaction Documents shall not be prejudiced by any lack of investigation by or on behalf of Agent or any Lender into the affairs of Borrower, Trust Company, Beneficiary or Lessee, by the performance of this Agreement or by any other act or thing which may be done by Lender in connection with the Financing Documents and Transaction Documents and that would, apart from this Section 9.8, prejudice such rights or remedies.
     Trust  Agreement.
     ----------------
The Trust Agreement constitutes the entire agreement with respect to the creation of the trust holding the "Trust Estate" (as defined in the Trust Agreement) and the Trust Agreement is in full force and effect and has not been amended, modified or supplemented except as specifically evidenced by the amendments, modifications or supplements delivered pursuant to Section 3. Trust Company shall not resign as trustee of the trust created by the Trust Agreement without providing Agent and each Lender with at least 30 days prior written notice, and shall not amend, modify or terminate the Trust Agreement without Agent's prior written consent, which consent shall not be unreasonably withheld.
     General  Covenants  of  Borrower
     Borrower covenants and agrees to Agent and each Lender during the Commitment Period as follows:
     Notice  of  Default.
     -------------------
Borrower shall inform Agent and the Lenders promptly upon becoming aware of the occurrence of any Default, any Lease Default or of the occurrence of any event set forth in Section 4.3 or of any occurrence of which it becomes aware that could have a material adverse effect on its ability to perform fully its obligations  under  the  Financing  Documents  or  Transaction  Documents.
     Preservation  of  Trust  Existence.
     ----------------------------------
     (a) Borrower shall preserve and maintain its trust existence and all its rights, privileges and franchises, provided that Borrower may abandon or terminate any right, privilege or franchise if such abandonment or termination will not have a material adverse effect on its ability to perform its obligations under the Financing Documents and Transaction Documents and to maintain the value of the Collateral, and will remain a "citizen of the United States" as defined in Section 40102(a)(15) of the Aviation Law.
     Borrower shall not (i) change its principal place of business or chief executive office, or the office where it maintains its records relating to the Equipment, from that specified in Section 8.14 to any jurisdiction in which the Uniform Commercial Code is not in effect in substantially the same form as the UCC, or (ii) change its name or transact business under any trade name, assumed name or fictitious name without giving Agent at least 30 days prior written notice.
     Obtain  Approvals.
     -----------------
Borrower  shall  keep  in  full  force  and  effect all approvals required to be obtained  or  maintained  by  Borrower  in  connection  with  the performance by
Borrower of its obligations under the Financing Documents and Transaction Documents.
     Inspections.
     -----------
Borrower shall permit any duly authorized representatives of Agent or any Lender, at all reasonable times and upon reasonable notice to Borrower, to examine Borrower's books and records, including to take memoranda and extracts and to make copies of such books and records, to visit and inspect any of Borrower's properties and operations and to discuss the affairs, finances and accounts of Borrower with any of its trustees, directors, employees or accountants.
     Taxes.
     -----
Borrower shall pay when due all Taxes payable by Borrower, except for Taxes being contested in good faith, by appropriate proceedings and for which adequate reserves have been provided by Borrower. Borrower shall pay all Taxes required to be paid in connection with the execution, delivery or performance of the Financing Documents and Transaction Documents.
     Notice  of  Litigation.
     ----------------------
Borrower shall give prompt written notice to Agent and Lenders, in form and detail satisfactory to Agent and Lenders, of any material litigation or governmental proceeding pending or, to Borrower's knowledge, threatened against it or the Collateral that, if determined adversely, would have a material adverse effect on the rights and interest of Agent or any Lender.
     Further  Assurances.
     -------------------
Borrower shall promptly execute and deliver any and all further instruments and documents as Agent may reasonably require in order to obtain the full benefits of the Lien created or intended to be created under the Security Agreement as well as all of the other obligations of Borrower under the Financing Documents and Transaction Documents and the rights and powers granted to Agent and Lenders under the Financing Documents and Transaction Documents. Upon the instructions from time to time of Agent, Borrower shall execute and cause to be filed any financing statements (and any continuation statement with respect to any such financing statement) or any other similar document or security agreement relating to the Liens of the Security Documents, or any other document or filing presented to it in proper form for signing or filing as Agent may reasonably deem necessary or desirable in light of Borrower's obligations under the Financing Documents and Transaction Documents, and Borrower shall pay or cause to be paid any filing or other fees in connection with any such filings.
     Special  Purpose  Covenants;  Negative  Pledges.
     -----------------------------------------------
     (a)  The  Collateral  constitutes  the  sole  assets  of  the Trust Estate.
Borrower shall not create, incur, assume or suffer to exist any Lien with respect to the Collateral, whether arising through or on account of Borrower, Lessee or otherwise, other than Permitted Liens, and shall, at its own expense, promptly take such action as may be necessary to duly discharge all Liens other than Permitted Liens on any part of the Collateral, and Borrower shall indemnify and hold harmless Agent and Lenders from and against any costs and expenses (including reasonable attorney's fees incurred by them) in connection with any such Lien; provided, that Borrower shall have no obligation to indemnify or hold harmless Agent and Lenders for any such cost or expense resulting from the Agent's or any Lender's gross negligence or willful misconduct.
     Borrower shall not (i) acquire any assets other than the Collateral without the prior written consent of Agent and Lenders, (ii) incur any additional
Debt other than the indebtedness incurred pursuant to the Financing Documents, or (iii) engage in any business other than that required in connection with the Equipment and the Lease.
     Transaction  Documents.
     ----------------------
Borrower shall not amend, modify or supplement any of the terms of any Financing Document or Transaction Document without the prior written consent of Agent.
     Liens.
     -----
Borrower shall not create, incur, assume or suffer to exist any Lien with respect to the Collateral, whether arising through or on account of Borrower, Lessee or otherwise, other than Permitted Liens, and shall, at its own expense, promptly take such action as may be necessary to duly discharge all Liens other than Permitted Liens on any part of the Collateral, and Borrower shall indemnify and hold harmless Agent and Lenders from and against any costs and expenses (including reasonable attorney's fees) in connection with any such Lien or the discharge thereof.
     Conditions  Subsequent/Lease  Signing  Date.
     -------------------------------------------
Borrower shall deliver or cause to be delivered to Agent all of the following, on the Lease Signing Date: (i) the originally executed counterpart of the Lease that constitutes chattel paper thereof, certified by an officer of Borrower or Beneficiary as being true, correct and complete; (ii) the Lease Assignment, as duly authorized, executed and delivered by Borrower and Lessee; (iii) all documents and instruments, including Uniform Commercial Code financing statements, notices, assignments and similar documents, deemed necessary by Agent to create, perfect, maintain and preserve the Lien of Agent in and to the Lease and other Collateral subject to the Lease; and (iv) written opinions dated the Lease Signing Date, addressed to Agent and each Lender from (a) FMJ, counsel to Beneficiary, (b) Dorsey &Whitney LLP, counsel for Borrower and Trust Company and (c) Special Spanish Counsel, which opinions shall cover such matters relating to the transactions contemplated by the Financing Documents and Transaction Documents as Agent or any Lender may reasonably request.
     Conditions  Subsequent/Delivery  Date.
     -------------------------------------
Borrower shall deliver or cause to be delivered to Agent all of the following, on or prior to the Delivery Date: (i) copies of the organizational documents of Lessee, certified as correct and complete by the Secretary or a duly authorized officer of Lessee, (ii) copies of all documents evidencing action taken by Lessee to authorize the execution and delivery of the Financing Documents and Transaction Documents to which Lessee is a party and all other documents required or contemplated under the Financing Documents and Transaction Documents, (iii) copies of all other documents that Agent may reasonably request relating to the authority for the execution, delivery and performance of, and the validity of, the Financing Documents and Transaction Documents to which Lessee is a party, all in form and substance satisfactory to Agent including copies of all documents required to be delivered by Lessee to Lessor under the Lease, (including but not limited to the Deregistration Power of Attorney in favor of Agent) none of which may be waived without the prior written consent of Agent; (iv) a certificate of Lessee's independent insurance broker in form satisfactory to Agent and Lenders certifying that the insurance required to be maintained pursuant to the Lease and this Agreement is in full force and effect as of the Delivery Date together with a letter of undertaking from Lessee's independent insurance broker confirming certain undertakings, also in form satisfactory to Agent and Lenders; (v) the Lease and Lease Assignment, translated into Spanish together with all formalities as advised by Special Spanish Counsel; (vi) evidence satisfactory to Agent that the Equipment has been delivered to Lessee, and as soon as practicable after the Delivery Date, evidence satisfactory to Agent that (a) the Aircraft and Lease and any other documentation, as advised by Special Spanish Counsel, have been registered with the Spanish Aircraft Matriculation Registry in accordance with the applicable Aviation Authority with the ownership of the Borrower being duly noted thereon and (b) the Equipment has been imported into Spain; (vii) written opinions dated the Delivery Date, addressed to Agent and each Lender of Special Spanish Counsel and of counsel to Lessee, which opinions shall cover such matters relating to the transactions contemplated by the Financing Documents and Transaction Documents as Agent or any Lender may reasonably request and (viii) Borrower shall deliver on or prior to July 15, 2002, evidence reasonably satisfactory to Agent that Borrower and Beneficiary have obtained and delivered to Lessee a certificate of residence and any other documentation as may be necessary to ensure the application of the relevant double taxation convention as provided in
Section  5.5.3  of  the  Lease.
     Covenants  Relating  to  Equipment
     Borrower covenants and agrees to Agent and each Lender during the Commitment Period as follows:
     Registration  of  Airframe;  No  Sale.
     -------------------------------------
Borrower shall maintain at all times the registration of the Airframe in the name of Borrower in accordance with the Aviation Law and the filing of the Security Agreement with the FAA. Borrower shall not sell, convey, transfer, encumber or otherwise dispose of any of the Equipment except as permitted in this Section 11.
     Recording.
     ---------
Borrower shall be responsible for and bear all out-of-pocket expenses of Agent for the recording and re-recording, registering and re-registering and filing and re-filing of the Security Agreement, the Lease Assignment, any Supplemental Agreement and such other instruments as Agent may reasonably request from time to time in all jurisdictions and offices as Agent may reasonably require from time to time in order that (i) the Lien of the Security Agreement as a first priority lien on the Equipment and on all of the Collateral except for Permitted Liens, (ii) the Lien of the Lease Assignment as a first priority lien on the Lease, (iii) the security for the Obligations, and (iv) the rights and remedies of Agent under the Security Agreement and Lease Assignment may be established, confirmed, maintained and protected. Borrower will furnish to Agent evidence satisfactory to Agent of every such recording, registering and filing which is not filed, recorded or registered by Agent. Borrower appoints Agent as its irrevocable attorney-in-fact (said agency coupled with an interest) to take all such action and execute all such documents in Agent's own name or in the name of Borrower in order to carry out the intent of this Section 11.2. Notwithstanding the foregoing, the Agent and Borrower acknowledge that the foregoing expenses shall be paid by Agent as part of the Advances to be made hereunder pursuant to
Section 2 and the other provisions hereof. To the extent that any such expenses are outstanding after application of the Advances hereunder or in the event the Advances are not applied to such amount (in accordance with the terms hereof), same shall be promptly paid by Borrower.
     Information.
     -----------
     (a) At any time that the Equipment is subject to the Lease, Borrower shall furnish to Agent a copy of all material notices, financial statements and other communications received from Lessee or any other Person pursuant to the Lease, and shall use all reasonable efforts to obtain and furnish to Agent and Lenders the following information:
     on request, the current serial numbers of the Engines and any engine installed on the Airframe;
     all information that Agent or such Lender from time to time reasonably requests regarding the Equipment and its use, location and condition, including the hours available on the Airframe and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;
     on request, evidence reasonably satisfactory to Agent that all Taxes incurred by Borrower with respect to the Equipment have been paid and discharged in  full;
     not less than 60 days prior written notice as to the time and location of any C-Check, phase C-Check, D-Check or equivalent heavy maintenance visit or segment thereof on the Airframe and of any scheduled shop visit for any Engine;
     notice of (1) any loss, theft, damage or destruction to the Airframe, any Engine or any Part, or any modification to the Equipment if the potential cost may reasonably be expected to exceed $100,000, (2) any claim or other occurrence likely to give rise to a claim under the Insurances (but, in the case of hull claims only, in excess of $100,000) and details of any negotiations with the insurance brokers over any such claim, and (3) any litigation, arbitration or administrative proceedings that are pending or, to Borrower's knowledge, threatened against Borrower that, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform  its  obligations  under  the  Financing  Documents;  and any other information reasonably requested by Agent regarding the Lessee or the Equipment and its use, location and condition.
     At any time that the Equipment is in the possession of Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise, Borrower shall immediately upon request furnish to Agent and Lenders any information reasonably requested by Agent and Lenders regarding the Equipment and the Technical Records.
     Operation  of  Equipment.
     ------------------------
At any time that any part of the Equipment is in the possession of Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise, Borrower shall not operate any of the Equipment or suffer any of the Equipment to be operated (i) in violation of any provision of any insurance policy in effect with respect to the Equipment, (ii) in violation of any law, rule, regulation or order of any Governmental Body having jurisdiction over the use and operation of the Equipment, (iii) contrary to any recommendation of the manufacturer of any such part of the Equipment, or (iv) without the consent of Agent (which consent, in the case of a test flight for marketing purposes, shall not be unreasonably withheld). At any time that any part of the Equipment is in the possession of Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise, Borrower shall ensure that any crew and engineers hired or otherwise employed in connection with the operation and maintenance of the Equipment have the qualifications and hold the licenses required by the FAA and Applicable Law.
     Inspection.
     ----------
     (a) At any time that any part of the Equipment is subject to the Lease, Borrower shall use all reasonable efforts to cause Lessee to make the Equipment and the Technical Records available for visit, inspection and survey by Agent and any individual designated by Agent in accordance with the Lease. Borrower shall bear all reasonable out-of-pocket costs and expenses of Agent and such individuals in connection with any such visit, inspection or survey, performed at any time that a Default or Event of Default has occurred and is continuing.
     At  any  time  that  any  part  of  the  Equipment  is in the possession of
Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise,
Agent, an Additional Lender and any individual designated by Agent or an Additional Lender may at any time inspect and survey the Airframe, any Engine or any Part and for such purpose may, subject to any applicable FAA regulation or other Applicable Law, travel on the flight deck as an observer on any flight of the Aircraft. Borrower shall bear all reasonable out-of-pocket costs and expenses of Agent, any such Additional Lender and such individuals in connection with any such visit, inspection or survey, which costs and expenses shall be paid by Borrower on demand. In connection with any such visit, inspection or survey, Borrower shall permit Agent, an Additional Lender and their respective representatives to inspect the Technical Records with respect to the Equipment and to take copies and extracts from such Technical Records, and Borrower shall furnish to Agent any and all such other information and copies of documents and print-outs of data stored on any electronic or data processing medium as are available to Borrower and reasonably requested by Agent with respect to the Equipment.
     Neither Agent nor any Lender shall have any duty to make any visit, inspection or survey of the Equipment or the Technical Records.
     Records.
     -------
At any time that any part of the Equipment is in the possession of Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise, Borrower shall maintain in English accurate, complete and current records of all flights made by, and all maintenance carried out on, such part of the Equipment (including, for each Engine and Part installed on the Airframe after the Closing Date, records before such installation), in such manner as the FAA may from time to time require and ensure that they comply with the recommendations of the manufacturers  of  the  Airframe,  any  Engine  or  any  Part.
     Storage  of  Equipment.
     ----------------------
     (a) At any time that any part of the Equipment is in the possession of Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise, Borrower shall, at all such times, maintain, preserve and keep, at its own cost and expense, such part of the Equipment in good order and repair or cause such part of the Equipment to be so maintained, preserved and kept without cost or expense to Agent or any Lender. Borrower shall, within five Banking Days of obtaining possession, place the Equipment on an FAA-approved storage program or, in the event that the Equipment is being stored outside of the United States of America, on a storage program that complies with the relevant manufacturers' Maintenance Planning Documents and are reasonably acceptable to Agent (the "Storage Program"), and thereupon Borrower shall store, maintain and repair the Equipment in accordance with the Storage Program. Without the prior written consent of Agent, Borrower shall not make any modifications or improvements to the Equipment the cost of which exceeds $25,000 individually and $200,000 in the aggregate, and Borrower shall notify Agent of all modifications or improvements not requiring the prior written consent of Agent.
     The Borrower will advise and send a copy to the Agent of any notice received by Borrower from the FAA or received by Lessee under the Lease and delivered to Borrower.
     Transfers  of  Possession.
     -------------------------
At any time that any part of the Equipment is in the possession of Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise, Borrower shall not lease or otherwise in any manner deliver, transfer or relinquish possession or control of, or transfer any right, title or interest in, any part of the Equipment (other than in accordance with Section 10.7 hereof) without the prior written consent of the Agent.
     Insurances.
     ----------
     (a) So long as the Lease is in effect, Borrower shall maintain, or cause Lessee or any sublessee to maintain, insurance on the Equipment and the Technical Records in compliance with the requirements of the Lease and the Consent and Agreement at no cost to Agent or any Lender.
     At  any  time  that  any  part  of  the  Equipment  is in the possession of
Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise, Borrower shall:
     maintain, with financially sound and reputable insurers acceptable to Agent and Lender, ground insurance with respect to the Equipment covering airline legal liability, all risk hull and war risk and allied perils as determined by Agent and in accordance with standard policy terms offered in the United States or Lloyd's London insurance market (and Borrower shall not operate or permit the operation of any part of the Equipment except for a test flight, in which event Borrower shall maintain full flight coverage in such amounts and in such form as is acceptable to Agent and Lenders), including: (1) an agreed value amount of the Equipment not less than 125% of the aggregate outstanding principal amount of the Loan; (2) naming Agent as the sole loss payee and Agent and Lenders as additional insureds with respect to the all risk hull and war risk and allied perils insurance policy; (3) naming Agent and each Lender as an additional insured with respect to the liability insurance (or as Contract Party if Lessee's insurance carriers adopted AVN67B); (4) a standard breach of warranty clause; (5) a waiver of each insurer's right of subrogation against Agent and Lenders; (6) a provision that such policy or contract shall continue in force for the benefit of Agent and each Lender for at least 30 days (seven days or such shorter period as is provided under war risk insurance) after written notice to Agent and each Lender of the cancellation or material modification thereof, notwithstanding any right of cancellation reserved to the insurer; (7) coverage with respect to losses in connection with the change of year from 1999 to 2000 and/or any other change of year, date or time to the fullest extent available in the worldwide aviation insurance market including date recognition limited coverage clauses AVN2001 and AVN2002; and (8) such other reasonable terms available in the United States or Lloyd's London insurance market requested by Agent;
     promptly notify Agent and each Lender of any material change in such insurance coverage; and
     furnish, or cause to be furnished, at least annually to Agent and each Lender from internationally recognized independent aviation insurance brokers acceptable to Agent certificates of insurance certifying to such insurance coverage.
     So long as no Default has occurred and is continuing, as between Agent and Borrower insurance payments received in respect of (i) an Event of Loss of the Airframe shall be dealt with in the manner provided in Section 4.3(a), (ii) an Event of Loss of an Engine shall be dealt with in the manner provided in Section
     3.4 of the Security Agreement, and (iii) any loss or damage not constituting an Event of Loss of the Airframe or of an Engine will be applied in accordance with Section 3.5 of the Security Agreement. Any amount referred to in this Section 11.9(c) that is paid or payable to or retainable by Borrower shall not be paid to or retained by Borrower if at the time of such payment a Default shall have occurred and be continuing or an Event of Default has occurred that is not expressly waived, shall be paid to and held by Agent, and may be applied at any time and from time to time in whole or in part against any of the obligations of Borrower under the Financing Documents as Agent in its sole discretion shall determine when and as due. At such time as no Default shall be continuing and no Event of Default shall have occurred that shall not have been expressly waived by Agent, such amount shall be paid to Borrower to the extent not previously applied in accordance with this Section 11.9(c).
     On the Closing Date and within 30 days before the renewal date of any Insurance during the Commitment Period, Borrower shall cause Lessee's or its independent insurance brokers, who shall be of recognized international standing and  acceptable  to  Agent and Lenders, to furnish to Agent and each Lender
(i) a certificate of insurance describing in reasonable detail the insurance carried on or with respect to the Equipment, and (ii) a letter of undertaking stating, inter alia, that in the opinion of such broker the Insurances comply with the terms of this Section 11.9, confirming that all premiums due in respect of such insurance have been paid and agreeing to notify Agent and Lenders if such broker ceases to act as independent insurance broker for Lessee.
     At  any  time  that  any  part  of  the  Equipment  is in the possession of
Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise, Borrower shall also cause its independent insurance brokers to advise Agent and each Lender in writing (i) promptly of any defaults in the payment of any premium and of any other act or omission on the part of Borrower or of any event of which they have knowledge that might invalidate or render unenforceable in whole or in part any insurance on the Equipment, (ii) of any expiration or termination of such insurance at least 30 days prior to such expiration or termination, and (iii) if any insurer cancels or gives notice of cancellation of such insurance. Borrower shall instruct its independent insurance brokers to hold any binders (subject to the rights of the insurers), policies and cover notes issued and any endorsements to the order of Agent. The reports and certifications to be given under this Section 11.9(e) shall confirm that the insurance extends to any Engine or Part while removed from the Airframe or any Engine.
     Insignia.
     --------
At any time that any part of the Equipment is in the possession of Borrower, whether following the termination of the Lease, the repossession of such part of the Equipment by Borrower pursuant to the Lease or otherwise, Borrower shall plainly, distinctly and conspicuously place and leave in the cockpit of the Airframe and on each Engine a plate, insignia or other identification bearing the following words in letters of a size reasonable under the circumstances and acceptable to the Agent as follows:
                         U.S. BANK NATIONAL ASSOCIATION,
                              AS TRUSTEE AND OWNER
                         THE UNITED BANK OF KUWAIT PLC,
                               AS AGENT AND LENDER

The plate on the Airframe shall also state the type, manufacturer's serial number and current registration mark of the Airframe. Borrower shall not place or permit to be placed in or on the Equipment any other nameplates dealing with the rights of any Person other than Agent.
     Remarketing  Before  Lease  Expiration.
     --------------------------------------
In anticipation of the Maturity Date, Borrower shall seek to sell the Equipment or to refinance the outstanding principal of the Loan, and for this purpose Borrower shall at all times maintain with respect to the Equipment, either through Beneficiary or by contract, a marketing team made up of personnel who are capable of and available to remarket the Equipment upon termination of the Lease or any subsequent lease. If Borrower has not entered into a binding commitment (subject to the satisfaction of conditions precedent typically found in such commitment letters) for the sale of the Equipment or the refinancing of the Loan by the date 30 days before the Maturity Date, then Borrower consents and agrees that Agent and Lenders may seek out and discuss with interested Persons in the aviation market the sale, lease or other disposition of the Equipment on or after the Maturity Date. The Agent and/or Lenders shall coordinate their effort to sell, lease or dispose of the Equipment with the Borrower. Nothing in this Section 11.11 shall (a) constitute the Agent or any Lender as the agent of or able to bind the Borrower or Beneficiary, or (ii) limit the rights, remedies or obligations of Agent and the Lenders under the Financing Documents or Applicable Law upon the occurrence of an Event of Default.
     Events  of  Default
     Events  of  Default.
     -------------------
The occurrence of any of the following events, whether voluntary or involuntary, arising or effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, not cured within the applicable cure period, if any, shall constitute an "Event of Default":
     the failure of Borrower to pay on the Maturity Date, on any date when due and payable under Section 5.3 hereof or on any prepayment date all principal of and interest on the Loan and all other amounts due Agent or any Lender under the
     Financing  Documents;
     other than as set forth in Section 12.1(a) hereof, the failure of Borrower to pay when due and payable any principal of and interest on the Loan, whether by reason of due date, notice of prepayment, cancellation, acceleration or otherwise, and such failure continues for two Banking Days after such amount shall become due;
     the failure of Borrower, Trust Company or Beneficiary to pay when due and payable any amount, other than principal and interest on the Loan, that may become due under any of the Financing Documents, whether by reason of stated maturity or due date, notice of prepayment, cancellation, acceleration or otherwise, and such failure continues for eight days after the giving of written notice  by  the  Agent  or  any  Lender  of  such  failure;
     any lapse of or failure by Borrower to maintain the Insurances or perform its obligations set forth in Section 11.9 hereof, to preserve and maintain its trust existence as required by Section 10.2 hereof, or to procure and maintain the registration of the Airframe in the name of the Borrower;
     the failure by Borrower to perform or cause to be performed its obligations as set forth in Section 11.2 hereof concerning the preparation or recordation of any document or instrument required by Agent or any Lender for the maintenance or perfection of the Lien on the Collateral within five Banking Days after the giving of written notice thereof by Agent or any Lender;
     any failure by Borrower, Trust Company or Beneficiary to fulfill any covenant or to perform any obligation under any Financing Document or Transaction Document other than as set forth in Sections 12.1(a) through (e) above, and such failure is not cured within 30 days after the giving of written notice thereof by Agent or any Lender;
     if any representation or warranty made by Borrower, Trust Company or Beneficiary in any Financing Document or Transaction Document or any financial statement proves to have been untrue, inaccurate or incomplete in any material respect at the time when made or when effective and Borrower, Trust Company or Beneficiary fails to do that which shall be necessary in order that said representation or warranty shall be true, accurate or complete within 30 days after the earlier of actual knowledge thereof by Borrower or of the giving of written notice thereof by Agent or any Lender; provided, however, if Borrower does not perform the obligations set forth in Sections 10.11 and/or 10.12 hereof within the time period provided therein, same shall constitute an Event of Default two (2) days after the giving of written notice thereof by Agent or any Lender;
     if one or more final, uninsured nonappealable judgments or decrees (not paid or fully covered by insurance) are entered against Borrower or Beneficiary involving individually or in the aggregate a liability of the equivalent of $100,000 or more and all such judgments or decrees shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; if Borrower or Beneficiary files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, or any action is taken by Borrower or Beneficiary indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or if Borrower or Beneficiary applies for, or sustains the appointment by consent or acquiescence of, a receiver or trustee for Borrower or Beneficiary for all or a substantial part of their respective property; or if Borrower or Beneficiary makes an assignment for the benefit of its creditors, or if Borrower or Beneficiary fails to pay or becomes unable to pay its debts as they mature;
     if an involuntary petition is filed against Borrower or Beneficiary in bankruptcy or seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver or trustee is involuntarily appointed for Borrower or Beneficiary for all or a substantial part of their respective property; or there is served on Borrower or Beneficiary a warrant of attachment, execution or similar process against any material property and any of such events continues for 60 days undismissed, unbonded or undischarged;
     if any Financing Document or Transaction Document shall at any time after its respective execution and delivery and for any reason cease to be in full force and effect, or any certificate, instrument or documents issued and executed pursuant to the Financing Documents or Transaction Documents shall for any reason cease to be effective to constitute a valid and perfected first priority Lien in and to the Collateral, except for Permitted Liens;
     subject to the express provisions of this Agreement or the Lease, if the Equipment or any part of the Equipment is sold, transferred, assigned, leased, encumbered or otherwise disposed of by Borrower without the prior consent of Agent;
     if Borrower and Lessee fail to execute and deliver the Lease on or prior to July 2, 2002, or if the Lessee does not take delivery of the Aircraft under the  Lease  or  on  prior  to  July  2,  2002;  and
     if  a  Lease  Event  of  Default  occurs  and  is  continuing.
     Acceleration.
     ------------
     (a) Upon the occurrence of an Event of Default (other than an Event of Default specified in Section 12.2(i) or (j) above) and upon notice to Borrower, Agent or any Lender, acting following a determination by the Majority Lenders, may terminate the Maximum Commitments of the Lenders and declare the entire outstanding principal balance of, and accrued interest on, the Loan and any and all other sums payable by Borrower under the Financing Documents, including any overdue or default rate interest or other amounts, to be due and payable (including sums payable pursuant to Section 7.1).
     Upon  the occurrence of an Event of Default specified in Section 12.1(i) or
(j) above, automatically and without any notice to Borrower the principal of and accrued interest on the Loan and any and all other sums payable by Borrower to the Lenders under the Financing Documents, including penalties and all other amounts, shall accelerate and become immediately due and payable (including sums payable pursuant to Section 7.1).
     Amounts to be paid by Borrower pursuant to Section 12.2(a) and (b) above shall be paid without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and Agent and any Lender may exercise any and all rights and remedies under the Security Agreement, Lease Assignment, Beneficial Interest Security Agreement or under Applicable Law.
     Effect  of  Bankruptcy  Stay.
     ----------------------------
In the event Borrower becomes subject to the jurisdiction of a bankruptcy court and Agent and the Lenders, as a result, are prevented by any order of such court or by operation of any law from sending any notice permitted or required to commence a period during which Borrower may cure any Event of Default, then the period during which Borrower may cure such Event of Default shall commence to run without notice on the first date on which Agent or any Lender would have been entitled to give such notice but for the effectiveness of such order or Applicable Law.
     Fees  And  Expenses
     Transaction  Expenses.
     ---------------------
Borrower will, on the Closing Date, the Amendment Date and subsequently upon receipt of invoices by Agent and the Lenders, pay to or reimburse Agent and each Lender for (a) all reasonable out-of-pocket expenses incurred in connection with the negotiation, execution and delivery of the Financing Documents, including all filing and recordation fees incurred by Agent in connection with the perfection of the Lien granted by Borrower pursuant to the Financing Documents,
(b) all reasonable legal fees and disbursements of Agent's counsel and other Legal Counsel incurred in connection with all professional services rendered and to be rendered and disbursements incurred and to be incurred by said lawyers with respect to the negotiation, execution and delivery of the Financing Documents, including the reasonable fees and disbursements incurred by any Legal Counsel, (c) all reasonable out-of-pocket expenses of Agent and an Additional Lender incurred in connection with the preservation and enforcement of any rights granted to the Lenders and Agent under any Financing Document; and (d) all reasonable fees and disbursements of Agent's independent insurance broker incurred in connection with the review of the insurance certificate and broker's letter of undertaking pursuant to Section 3.11 hereof, in an aggregate amount not to exceed $1,500. Notwithstanding the foregoing, the Advances shall be applied to the foregoing expenses subject to the terms and conditions herein. To the extent any such expenses are outstanding after application of the Advances hereunder or in the event the Advances are not applied to such amounts, in accordance with the terms hereof same shall be promptly paid by Borrower.
     Fees.
     ----
Borrower shall pay to Agent a fee of 0.5% of the Maximum Commitment (the "Refinancing Fee") payable by Borrower on the Delivery Date. Notwithstanding the foregoing, the first basic rent payment under the Lease shall be applied to the foregoing Refinancing Fee in accordance with Section 5.5 hereof.
     Contingent  Interest.
     --------------------
     (a) The Borrower shall notify Agent in writing not less than 10 Banking Days prior to the Borrower's consummation of any sale of the Equipment during the Commitment Period. Any such sale shall be an arm's length transaction between a willing buyer, under no compulsion by Seller to buy, and a willing seller, under no compulsion by Buyer to sell. The Borrower shall deliver, together with such notice, a copy of a signed contract of sale which shall reflect, among other things, the gross sales prices (the "Sales Price") to be received by the Borrower in connection with the sale of the Equipment. At the time of the Borrower's consummation of any permitted sale of the Equipment during the Commitment Period in addition to the payment in full of all amounts due and owing under the Loan Documents, the Borrower shall pay to Agent on the date of sale a contingency fee (the "Contingent Interest") in an amount equal to
     40%  of  the  sum  of  (x)  (i)  the  Net Sales Price, (ii) any Maintenance
Reserves then held by Agent and (iii) any revenues obtained by Borrower or Beneficiary during the Commitment Period relating in any way to the Equipment and not applied to principal, interest, fees, costs or expenses hereunder less
(y) (i) $2,130,199.72 and (ii) any further investments made by Borrower or Beneficiary in the Equipment. Borrower shall promptly notify Agent of the amount of any such investments made in the Equipment during the Commitment Period.
     For purposes of this Section 13.3, "Net Sales Price" shall mean the Sales Price less the then outstanding principal balance of the Loan, accrued interest thereon and any unpaid fees and expenses hereunder and all reasonable and documented out-of-pocket expenses incurred by the Borrower, including reasonable legal, technical, marketing and other transaction costs (the "Capital Transaction Costs") in connection with the sale of the Equipment excluding interest, fees, costs and expenses to the extent attributable to an Event of Default. For purposes of making the Contingent Interest payments on the closing date of the sale of the Equipment, the Borrower and Lender shall estimate the reasonable and documented out-of-pocket expenses incurred in connection with such sale. Upon determination and payment by the Borrower of the Capital
Transaction Costs eligible to be deducted from the Sales Price, either (i) Lender shall repay the Borrower all amounts in excess of the Contingent Interest to which Lender is not entitled or (ii) to the extent the sum of the Sales Price proceeds paid to Agent and Maintenance Reserves held by Lender are less than the Contingent Interest, the Borrower shall pay to Lender the difference between such amount so paid and the Contingent Interest.
     In the event of a prepayment of the Loan before the end of the Commitment Period not in connection with the sale of the Equipment or in the event the Equipment is not sold prior to the last date of the Commitment Period then the Contingent Interest shall be calculated as set forth in Sections 13.3(a) and 13.3(b) hereof except that the term "Sales Price" shall mean the fair market value of the Equipment as reasonably agreed between Borrower and Agent. Should Borrower and Agent not agree on a reasonable fair market value within a reasonable period after the Commitment Period, Borrower and Agent shall appoint a mutually acceptable third party to sell the Equipment on the best available terms and conditions then prevailing in the market.
     Nothing contained herein shall create or be construed to create a partnership, joint venture, fiduciary relationship or other association between Agent, Lender and borrower. The relationship between Agent and Lender, on the one hand, and Borrower, on the other, shall be solely that of lender and borrower.
     The  Agent
     Appointment,  Powers  and  Immunities.
     -------------------------------------
Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent under the Financing Documents with such powers as are specifically delegated to Agent by the terms of the Financing Documents, together with such other powers as are reasonably incidental to such delegated powers. Agent shall have no duties or responsibilities except those expressly set forth in the Financing Documents and shall not be a trustee for any Lender. Agent shall not be responsible to the Lenders (a) for any recitals, statements, representations or warranties contained in the Financing Documents, in any certificate or other document referred to or provided for in, or received by any of them under, the Financing Documents, (b) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Documents or any other document referred to or provided for in the Financing Documents, (c) for the collectibility of the Loan, (d) for the validity, effectiveness or value of any interest or security covered by the Security Agreement or the Beneficial Interest Security Agreement, (e) for the value of the Collateral, (f) for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument or for the filing, recording, re-filing, continuing or re-recording of any thereof, or (g) for any failure by Borrower or any other party to the Financing Documents to perform any of its obligations under the Financing Documents, except that Agent shall undertake to file continuation statements for the financing statements filed naming the Agent as secured party. In all its actions and duties, the Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under the Financing Documents or in connection with the Financing Documents except for its or their own gross negligence or willful misconduct.
     Actions  by  Agent;  Reliance.
     -----------------------------
     (a) Agent shall not make any material determinations under, grant any material waivers or consents to or agree to any material amendments or modifications of the Transaction Documents or the Financing Documents without the  approval  of  Majority  Lenders.
     Agent shall be entitled to rely upon any certification, notice or other communication (including by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by the Financing Documents, Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Financing Documents in accordance with instructions signed by the Majority Lenders, and such instructions of the Majority Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.
     Events  of  Default.
     -------------------
Agent shall not be deemed to have knowledge of the occurrence of a Default unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default, Agent shall promptly give notice of such Default to Lenders (and shall give each Lender notice of each such non-payment). Subject to Section 13.6, Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders.
     Indemnification  of  Agent.
     --------------------------
Lenders shall indemnify Agent (to the extent not reimbursed by Borrower, Trust Company, Beneficiary, Lease Guarantor or Lessee pursuant to the Financing Documents) ratably in accordance with the aggregate principal amount of the Maximum Commitments of the Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever imposed on, incurred by or asserted against Agent in any way relating to or arising out of (a) the Financing Documents, (b) any other documents contemplated by or referred to in the Financing Documents, (c) the transactions contemplated by or referred to in the Financing Documents (including the costs and expenses that Borrower is obligated to pay under Section 12 but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance  of  its  agency  duties  under the Financing Documents), or (d) the enforcement of any of the terms of the Financing Documents or of any other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.
     Non-Reliance  on  Agent  and  other  Lenders.
     --------------------------------------------
     (a) Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed  appropriate,  made  its own credit analysis of Borrower and its own decision to enter into this Agreement, and that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Financing Documents.
     Agent shall not be required to keep itself informed as to the performance or observance by Borrower of the Financing Documents or to inspect the properties or books of Borrower. Except for any notices, reports and other documents and information expressly required to be furnished to Lenders by Agent under the Financing Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower, Beneficiary, Lease Guarantor or Lessee that may come into the possession of the Agent.
     Failure  to  Act.
     ----------------
Except for action expressly required of Agent under the Financing Documents, Agent shall in all cases be fully justified in failing or refusing to act under the Financing Documents unless it shall be indemnified to its satisfaction by Lenders against any and all liabilities and expenses that may be incurred by it by reason of taking or continuing to take any such action.
     Resignation  or  Removal  of  Agent.
     -----------------------------------
Subject to the appointment and acceptance of a successor Agent as provided in this Section 14.7, Agent may resign at any time by giving not less than 10 days prior written notice to Lenders and Borrower. Agent may be removed at any time for cause by the Majority Lenders (disregarding the Notes held by any Lender that is also the Agent), and may be removed at any time without cause by the affirmative vote of the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall unanimously appoint a successor Agent, which with the consent of all Lenders may be a Lender. If no successor Agent is appointed by the Lenders and accepts such appointment within 30 days after the resigning Agent's notice of resignation or the Lenders' removal of the previous Agent, then the resigning or removed Agent may, on behalf of the Lenders and after consultation with Borrower, appoint a successor Agent. Upon the acceptance of any appointment as Agent under the Financing Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Financing Documents. Borrower, Lenders and the retiring Agent shall, at Borrower's expense, thereupon execute, deliver and file financing statement amendments reflecting such change. After any retiring Agent's resignation or removal as Agent, the provisions of this Section 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
     Disbursements  of  Payments.
     ---------------------------
     (a) Agent shall distribute promptly to each Lender the portion due such Lender from any amounts received by Agent from Borrower.
     Notwithstanding the foregoing provisions of Section 13.8(a), Agent might, in order to make payments to the Lenders on a Payment Date and so long as Agent is not aware of the occurrence of any Default or Event of Default, pay the portion due such Lender from any amount received by Agent with value on such Payment Date in anticipation of the corresponding payment of such amounts from Borrower (which in turn is due such amounts from Lessee). If Agent fails for any reason to receive from Borrower the full amount to be received by Agent pursuant to the Financing Documents, then Agent shall be entitled, by notice to each Lender, to require each such Lender to return the amount paid by Agent on such  Payment  Date  not  received  by  Agent  from  Borrower.
     Amounts distributed pursuant to this Section 14.8 shall be distributed to each Lender's account set forth on the signature page of this Agreement, or to such other account in the continental United States of America or Western Europe as such Lender may designate in writing from time to time, and Agent shall not have any obligation to account in any such payment for any withholding taxes or other deductions that may be applicable to such payment.
     Sharing  of  Collateral  and  Payments.
     --------------------------------------
In the event that at any time any Lender shall obtain payment in respect of a Note or interest on the Loan, or receive any collateral in respect of any portion of the Loan, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, offset or counterclaim against Borrower or otherwise, in a greater proportion than any such payment obtained by any other Lender in respect of the corresponding Note held by it or interest thereon, then the Lender so receiving such greater proportionate payment shall purchase for cash from the other Lenders such portion of each such other Lender's outstanding loan, or shall provide such other Lenders with the benefits of any such collateral or the proceeds thereof, as shall be necessary to cause such Lender receiving the proportionate over-payment to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders, each of which shall have a Lien on its ratable portion of the amount described hereinafter obtained from Borrower; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded and the purchase price and benefits returned to the extent of such recovery,  but  without  interest.
     Certain  Matters  Concerning  the  Lenders
     Pro  Rata  Treatment  Among  Lenders.
     ------------------------------------
Except as otherwise provided in the Financing Documents, (a) the borrowing of the Maximum Commitment from the Lenders under Section 2.1 will be made from the Lenders, and each payment of the fee set forth in Section 12.2 shall be made for the account of the Lenders, pro rata according to their respective Maximum Commitments, and (b) each payment and prepayment of principal of or interest on the Loan will be made to the Agent for the account of the Lenders pro rata according to their respective Maximum Commitments.
     Sharing  of  Payments  and  Set-Off  Among  Lenders.
     ---------------------------------------------------
Borrower agrees that in addition to and without limiting any right of offset, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices (including under any lock-box arrangements) against any principal of or interest on its Loan or any fee payable to it that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent of such offset although its failure to give such notice shall not affect the validity of such offset. If a Lender shall effect payment of any principal of or interest on its Loan through the exercise of any right of offset, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Lenders participations in their Loan in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such payment pro rata according to their respective Maximum Commitments, and each Lender shall have a Lien on its ratable portion of the amounts received from Borrower. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Lender so purchasing a participation in the Loans held by the other Lenders may exercise all rights of offset, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained in this Section 15.2 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of Borrower.
     Several  Obligations.
     --------------------
The failure of any Lender to make any Advance to be made by it on a Borrowing Date shall not relieve the other Lenders of their respective obligations to make their Advances on such Borrowing Date, but no Lender shall be responsible for the failure of the other Lenders to make Advances to be made by such other Lenders.
     Registration  and  Transfer  of  Notes
     Registration,  Transfer  and  Exchange  of  Notes.
     -------------------------------------------------
Borrower will maintain a register for the registration and transfer of the Notes. Subject to Section 16.9, any Lender may transfer all or any portion of any outstanding Note to one or more Persons or exchange an outstanding Note for one or more new Notes, in each case by surrendering such outstanding Note at the address of Borrower set forth in Section 16.2, together with its written request for the issuance of a new Note or Notes, specifying the authorized denomination or denominations of the same and the name and address of the Person or Persons in whose name or names the new Note or Notes are to be registered and payable. Promptly upon receipt by Borrower of the foregoing, but subject to Section 16.9, Borrower shall execute and deliver such new Note or Notes, in the aggregate principal amount of and dated the same date as the outstanding Note surrendered, in such denomination or denominations specified in the written request and registered in and payable to such Person or Persons specified in such written request. Borrower shall make a notation on each new Note of the amount of all payments of principal theretofore made, or the date to which such payments have been made, on the old Note or Notes in exchange for which such new Note has been issued and the date to which interest on such old Note or Notes has been paid.
     Mutilated,  Destroyed,  Lost  or  Stolen  Notes.
     -----------------------------------------------
If any Note shall become mutilated or shall be destroyed, lost or stolen, Borrower shall, upon the written request of the holder of such Note, execute and deliver in replacement a new Note, payable in the same original principal amount and dated the same date as the Note so mutilated, destroyed, lost or stolen. Borrower shall make a notation on each new Note of the amount of all payments of principal and premium, if any, theretofore made, or the date to which such payments have been made on the Note so mutilated, destroyed, lost or stolen and the date to which interest on such old Note has been paid. If the Note being replaced has been mutilated, such Note shall be delivered to Borrower and shall be canceled by it. If the Note being replaced has been destroyed, lost or stolen, the Lender holding such Note shall furnish to Borrower an indemnity agreement reasonably satisfactory to Borrower that holds Borrower harmless from any loss, including claims for principal of and interest on the purportedly destroyed, lost or stolen Note, together with the written statement, signed by a duly authorized officer of such Lender, advising as to the destruction, loss or theft of such Note.
     Transferability  of  Note.
     -------------------------
Each Note shall be transferable by the holder of such Note upon the terms set forth in Section 16.9 of this Agreement.
     Validity  of  Substituted  Note.
     -------------------------------
All Notes executed and delivered in substitution or exchange for any Note shall be the valid obligations of Borrower, evidencing the same debt as the Note in exchange for which they were executed and delivered, and shall be secured by the Lien of the Security Agreement to the same extent as though originally issued under this Agreement.
     Cancellation  of  Notes.
     -----------------------
All Notes surrendered to Borrower for payment, prepayment in full, transfer or exchange shall be canceled by it, and no Note shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement.
     Miscellaneous  Provisions
     Modifications,  Consents  and  Waivers;  Entire  Agreement.
     ----------------------------------------------------------
     (a) No modification, amendment or waiver of any provision of the Financing Documents, any other agreement, instrument and document delivered pursuant to the Financing Documents or consent to any departure by Borrower from any of the terms or conditions of the Financing Documents shall be effective unless it is in writing and signed by the parties to such Financing Document or other agreement, instrument or document or, in the case of this Agreement by the parties hereto, except that in respect of the requisite consent of the Agent and Lenders, such consent must be given by the Agent and by the requisite Lenders as set forth in Section 16.1(b). Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.
     Without limiting the provisions of the Lease Assignment, the provisions of this Agreement may be modified, amended or waived, or a consent given with respect to such provisions, if signed by the Agent and the Majority Lenders, except that:
     any modification, amendment, waiver or consent that has the effect of changing or waiving the Maximum Commitment of any Lender, the principal amount of the Loans to be borrowed or repaid, the maturity of the Loan, the dates for and the amount of repayment of any Loan, the Interest Rate and the provisions of this Section 17.1(b) shall require the agreement of Agent and all Lenders; any modification or amendment that has the effect of increasing the Maximum Commitment (but not the Maximum Commitment of any Lender) shall require the agreement  of  the  Agent  and  all  Lenders;
     any determinations under, grants of any waivers or consents to or agreements to any amendments or modifications of the Transaction Documents that would change the amount of "Basic Rent" (as defined in the Lease), "Agreed Value" (as set forth in the Lease) and other sums payable by Lessee to Borrower pursuant to the Lease or change the "Term" (as defined in the Lease) shall require the agreement of Agent and all Lenders; and
     any grants of any waivers or consents to or agreements to any amendments or modifications of the Financing Documents or the Transaction Documents that would contemplate or involve the release of any Lien of the Agent in any Collateral, Trust Estate or Pledged Interests shall require the agreement of Agent and all Lenders, provided that this Section 17.1(b)(iv) shall not apply to the sale, lease or other disposition of any Collateral, Trust Estate or Pledged Interests by Borrower or Pledgor, respectively, in accordance with the Financing Documents or, after the occurrence and during the continuation of an Event of Default, by Agent pursuant to the exercise of its remedies under the Financing Documents and the Transaction documents.
     Notices.
     -------
     (a) Every notice or demand under this Agreement shall be in writing and may be given or made by registered mail, return receipt requested, by internationally  recognized  overnight  courier  service  or  by  telefax.
     Every notice or demand shall be sent, in the case of overnight courier, registered mail or telefax, to the address or telefax number of any Lender set forth on the signature page to this Agreement of such Lender and to Agent or Borrower at the following address or telefax number:
     to  Borrower:     U.S.  Bank  National  Association
     U.S.  Bank  Trust  Center,  SPFT0210
180  East  Fifth  Street
St.  Paul,  Minnesota  55101
Attention:     Corporate  Finance  Group
Telephone:     (651)  244-0721
     Telefax:     (651)  244-0711

     with  a  copy  to:          Equis  Financial  Group
     88  Broad  Street
Boston,  Massachusetts  02110
Attention:     Ms.  Gail  Ofgant
Telephone:     (617)  854-5833
Telefax:     (617)  695-0596

     and:               Equis  Financial  Group
     200  Nyala  Farms
Westport,  Connecticut  06880
Attention:     Mr.  Jim  Coyne
Telephone:     (203)  341-0555
Telefax:     (203)  341-9988

and:               Fafinski  Mark  &  Johnson,  P.A.
     6600  City  West  Parkway,  Suite  300
Eden  Prairie,  Minnesota  55344
Attention:     Kevin  Johnson,  Esq.
Telephone:     (952)  995-9500
Telefax:     (952)  995-9577

     to  Agent     The  United  Bank  of  Kuwait  PLC
or  Lenders:     7  Baker  Street
     London  W1U  8EG
England
Attention:     Aviation  Finance
Telephone:     +44-171-487-6500
Telefax:     +44-171-487-6593

     Every notice or demand shall be deemed to have been received (i) if sent by registered mail or recognized overnight international courier, when actually delivered to Agent or Borrower at their respective address as provided in Section 16.2(b) or on the date on which receipt of such notice is refused or the courier advises that such notice is not deliverable at the address provided in Section 16.2(b), and (ii) if sent by telefax, at the time of receipt by the sender of a transmission report indicating that all pages of the telefax transmission were properly transmitted (unless the recipient notifies the sender promptly, or if received after 5:30 p.m. local time, by no later than 10:00 a.m. local time the following Banking Day, that the transmission was incomplete or illegible, in which case the telefax shall be deemed to have been received at the time of receipt by the sender of a further clear transmission report on retransmitting the telefax), provided the relevant telefax transmission (or retransmission, as the case may be) was transmitted to the receiver between 9:00 a.m. and 5:30 p.m. local time, and if it was transmitted later, then it shall be deemed to have been received at 9:00 a.m. local time on the succeeding Banking Day.
     A copy of all notices sent to Agent or any Lender shall be sent to Schnader Harrison Segal & Lewis, LLP, 140 Broadway, Suite 3100, New York, New York
10005,  Attention:  Amy  S.  Berns,  Esq.,  Telefax  No.  +1-972-8798.
     Any party hereto may change its address for the purpose of giving notice by advising the other parties of such change of address in a notice given pursuant  to  the  provisions  of  this  Section  17.2.
     Entire  Agreement;  No  Oral  Change.
     ------------------------------------
The Financing Documents (including all schedules and exhibits to the Financing Documents) embody the entire agreement and understanding between Borrower, Agent and Lenders relating to the subject matter of the Financing Documents and supersede all prior agreements and understandings relating to such subject matter, and none of the parties to the Financing Documents shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in the Financing Documents. This Agreement may not be changed and no right granted or obligation imposed under this Agreement may be waived orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     Governing  Law;  Jurisdiction  and  Venue.
     -----------------------------------------
THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN NEGOTIATED AND MADE IN, AND SHALL BE GOVERNED AND INTERPRETED UNDER THE LAWS OF, THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE BY RESIDENTS THEREOF TO BE WHOLLY PERFORMED THEREIN. Borrower, Agent and Lenders each consents and submits to the exclusive jurisdiction and venue of the United States District Court of the Southern District of New York and the Supreme Court of the State of New York, in each case located in the Borough of Manhattan (the "Agreed Courts") and agree that venue is proper in the Agreed Courts and waives any right to object based upon jurisdiction (either personal or subject matter), venue or inconvenient forum in the Agreed Courts in connection with any action arising out of or connected in any way with the Financing Documents. Borrower agrees that service of process or any other papers upon it by registered air mail at its address set forth in Section 16.2 shall be deemed good, proper and effective service upon it. Nothing set forth in this Section 17.4 shall be deemed to preclude the service of process or any other papers upon Borrower by any other method permitted by Applicable Law.
     Usury.
     -----
Notwithstanding any provision to the contrary contained in this Agreement or the Notes, neither Agent nor any Lenders shall collect a rate of interest on any obligation owing by Borrower to such Lender in excess of the maximum rate of interest permitted by Applicable Law. Borrower understands and believes that the lending transaction that is the subject of this Agreement complies with all applicable usury laws; however, if any interest or other charges in connection with such lending transaction is ever determined to exceed the maximum amount permitted by Applicable Law, then Borrower agrees that (a) the amount of interest or charges payable pursuant to this Agreement and the Notes shall be reduced to the maximum amount permitted by Applicable Law, and (b) any excess amount previously collected from Borrower in connection with this Agreement or the Notes that exceeds the maximum amount permitted by Applicable Law shall be credited against the principal amount of the Loan then outstanding. If the outstanding principal balance of the Loan has been paid in full, the excess amount paid shall be refunded to Borrower. The "contracted for rate of interest" of the Maximum Commitment to be advanced pursuant to the terms of this Agreement includes the following: (i) the Interest Rate calculated and applied to the principal balance of the Loan in accordance with the provisions of this Agreement and the Notes; (ii) the rate of interest to be calculated and applied with respect to the principal balance of the Loan outstanding in accordance with the provisions of Section 4.2(c); (iii) the fees set forth in Section 12 and the Fee Letter; and (iv) all fees, charges, goods, things in action or any sum or things of value (collectively, "Additional Sums") paid or payable by Borrower pursuant to any Financing Document. If any such Additional Sums may, under Applicable Law, be deemed to be interest with respect to the lending transaction which is the subject of this Agreement, then, for the purpose of any Applicable Law that may limit the maximum amount of interest to be charged with respect to the lending transaction which is the subject of this Agreement, such Additional Sums shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.
     No  Broker.
     ----------
Each of Borrower, Agent and each Lender hereby represents and warrants to the other that no broker brought about the transactions contemplated by the Financing Documents and each such party agrees to indemnify and hold the other parties harmless from any and all liabilities and costs (including without limitation, reasonable costs of counsel) to any person or entity claiming brokerage commissions or finder's fees on account of this Agreement.
     Survival.
     --------
Each of the representations, warranties and covenants of Borrower contained herein shall survive the Closing Date, Amendment Date and each Advance Date.
     Waiver  of  Jury.
     ----------------
..Borrower, Agent and Lenders irrevocably waive the right to a trial by jury in any action or proceeding brought to enforce any provision of any Financing Document to which they are parties.
     Assignment,  Successors  and  Assigns.
     -------------------------------------
     (a) Borrower shall not assign any rights under the Financing Documents nor shall any of Borrower's obligations and duties under the Financing
Documents be assigned or delegated without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld or delayed, and any such assignment or delegation in violation of this Section 17.9 shall be null and void ab initio.
     Each of the Lenders or any assignee, transferee or sub-participant (a "Transferee") may without the consent of Borrower assign all or any part of its rights and benefits under this Agreement, and each of the Lenders or any Transferee may without the consent of Borrower at any time participate all or any part of its rights and benefits under this Agreement; provided, that no such assignment or participation shall result in the obligations of Borrower under this Agreement being greater than they would have been in the absence of such assignment and provided further, that notice of any such assignment or participation shall be provided to Borrower.
     A Lender may disclose to a potential Transferee such information about Borrower as shall have been made available to that Lender in connection with this Agreement generally and additionally may disclose such information to any affiliate of that Lender or, on being requested to provide the same, to any Governmental Body.
     Each Lender or any Transferee may at any time and from time to time change its lending office, but such Lender shall give Borrower prior written notice of such a change; provided, that no such change of lending office (unless made at the request of Borrower) will result in Borrower's obligations under the Financing Documents being greater than they would have been in the absence of such change. Until Borrower receives such notification, it shall be entitled to assume that such Lender or Transferee is acting through the lending office of which it last had notice.
     No  Third  Party  Beneficiaries.
     -------------------------------
No person not a party hereto shall have any right, remedy or claim under or by reason of this Agreement, any other Financing Document or any Transaction Document.
     Captions  and  Section  Headings;  Construction.
     -----------------------------------------------
Captions  and  section  headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in construing it. This Agreement and all documents executed in connection with this Agreement shall be construed without regard to the identity of the party that prepared such document, and no presumption shall arise as a result of such preparation.
     Severability.
     ------------
In the event that any one or more of the provisions of the Financing Documents shall be invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained in the Financing Documents or of the same provisions in any other jurisdiction shall not in any way be affected or impaired.
     Time  of  the  Essence.
     ----------------------
Time is of the essence with respect to all of the payment and performance obligations of Borrower under the Financing Documents.
     Counterparts.
     ------------
This Agreement may be executed in one or more counterparts, each of which shall constitute an original and, when taken together, all of which shall constitute one and the same Agreement.
     Waiver  of  Relief  from  Bankruptcy  Code  Stay.
     ------------------------------------------------
Borrower agrees that, in the event that Borrower or any Affiliate of Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Chapter 11 of the Bankruptcy Code, (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors, Agent and Lenders shall thereupon be entitled and the Borrower irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Agent or any Lender as provided for in the Financing Documents, as otherwise provided by law, and the Borrower hereby irrevocably waives any right to object to such relief and will not contest any motion by Agent or any Lender, in any manner requested by Agent or any Lender in its efforts to obtain relief from any such stay or other prohibition.
     Representations  by  Borrower  in  Trust  Capacity.
     --------------------------------------------------
Agent and Lenders expressly agree that each of and all the representations, warranties, undertakings and agreements made on behalf of Borrower herein, or in the other Financing Documents, and the payment obligations incurred by the Borrower under the Notes, are made and incurred and intended not as personal representations, warranties, undertakings, agreements and obligations by the Trust Company, or for the purpose or with the intention of binding the Trust Company personally (other than the representations and warranties set forth in
Section 8 hereof), but are made and intended for the purpose of binding only the Trust Estate; and no personal liability is assumed by or shall at any time be asserted or enforceable against the Trust Company on account of any representation, warranty, undertaking, agreement or obligation of Borrower, all such personal liability, if any, being expressly waived and released by Lenders and Agent.
     No  Recourse  to  Beneficiary  or  Managing  Trustee.
     ----------------------------------------------------
Agent and Lenders expressly agree that neither Beneficiary, nor its managing trustee, AFG ASIT Corp., a Massachusetts corporation (the "Managing Trustee"), nor any of their respective officers, directors, shareholders, investors, employees, agents and attorneys, nor any of the personal representatives, heirs, successors and assigns and affiliates of any of the foregoing (the "Indirect Parties"), shall, at any time, have any personal liability hereunder. In furtherance of the foregoing, Agent and Lenders hereby agree not to seek a personal judgment against Beneficiary or the Managing Trustee or any of the Indirect Parties at any time. Agent and Lenders acknowledge and agree that (i) their recourse to the Beneficiary and the Managing Trustee is limited to the Trust Estate (as such term is defined in the Beneficial Interest Security
Agreement of even date herewith), (ii) they fully understand the foregoing limitations on recourse, (iii) they have performed due diligence in respect of the transactions contemplated hereby with such limitation in mind and (iv) the transactions contemplated hereby reflect the risks associated with such limitation.


                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower, Lenders and Agent have caused their duly authorized officers to execute and deliver this AMENDED AND RESTATED SECURED LOAN AGREEMENT as of the day and year first written above.


Borrower:     U.S.  Bank  National  Association,  not in its individual capacity except as specifically set forth as Trust Company in this Agreement, but as owner trustee pursuant to the Trust Agreement


     By:________________________________
Name:
Title:



Agent:     The  United  Bank  of  Kuwait  PLC


     By:________________________________
Name:
Title:


     By:________________________________
Name:
Title:

                              LENDER SIGNATURE PAGE



The  United  Bank  of  Kuwait  PLC


     By:________________________________
Name:
Title:


     By:________________________________
Name:
Title:


Maximum  Commitment:     $5,873,586.00

Lending  Office  for  Loan:     7  Baker  Street
     London  W1M  1AB
England
Attention:     Aviation  Finance
Telephone:     +44-171-487-6500
Telefax:     +44-171-487-6593

Address  for  Notices:          The  United  Bank  of  Kuwait  PLC
     7  Baker  Street
London  W1M  1AB
England
Attention:     Aviation  Finance
Telephone:     +44-171-487-6500
Telefax:     +44-171-487-6593